As filed with the Securities and Exchange Commission on March 30, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GENON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	76-0655566 (I.R.S. Employer Identification Number)

1000 Main Street
Houston, Texas 77002
(832) 357-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Jines
Executive Vice President,
General Counsel and Chief Compliance Officer
GenOn Energy, Inc.
1000 Main Street
Houston, Texas 77002
(832) 357-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Michael P. Rogan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 (202) 371-7000	Richard B. Aftanas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 (212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public:  The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate	Registration
Securities to Be Registered	be Registered	Per Notes(1)	Offering Price(1)	Fee
9.500% Senior Notes due 2018	$675,000,000	100%	$675,000,000	$78,368
9.875% Senior Notes due 2020	$550,000,000	100%	$550,000,000	$63,855

(1)	Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We may not complete this exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to Completion, Dated March 30, 2011.

PRELIMINARY PROSPECTUS
GENON ENERGY, INC.
OFFERS TO EXCHANGE
Up to $675,000,000 aggregate principal amount of its 9.500% Senior Notes due 2018 (CUSIP No. 37244D AC3)
and
$550,000,000 aggregate principal amount of its 9.875% Senior Notes due 2020
(CUSIP No. 37244D AF6), the issuance of each of which has been registered under the Securities Act of 1933
(collectively, the “Exchange Notes”),
for
any and all of its outstanding 9.500% Senior Notes due 2018 and 9.875% Senior Notes due 2020 (collectively, the “Restricted Notes” and, together with the Exchange Notes, the “notes”). We refer herein to the foregoing offers to exchange collectively as the “exchange offer.”

The exchange offer will expire at 5:00 p.m., New York City time, on          , 2011,
unless we extend the exchange offer in our sole and absolute discretion.

Terms of the Exchange Offer:

•	We will exchange all outstanding Restricted Notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer for an equal principal amount of the applicable Exchange Notes.

•	You may withdraw tenders of Restricted Notes at any time prior to the expiration or termination of the exchange offer.

•	The terms of the Exchange Notes are substantially identical in all material respects to those of the applicable outstanding Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

•	The exchange of the Restricted Notes for Exchange Notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption “Certain United States federal income tax considerations” for more information regarding the tax consequences to you of the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	We issued the Restricted Notes in transactions not requiring registration under the Securities Act of 1933 and, as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of the Restricted Notes.

Results of the Exchange Offer:

•	The Exchange Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the Exchange Notes or the Restricted Notes on any securities exchange or seek approval for quotation on any automated quotation system.

All outstanding Restricted Notes not tendered will continue to be subject to the restrictions on transfer set forth in the outstanding Restricted Notes and in the related indenture. In general, the outstanding Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding Restricted Notes under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the closing of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of distribution.”

There is no established trading market for the Exchange Notes or the Restricted Notes.

See “Risk factors” beginning on page 8 for a discussion of risks you should consider prior to tendering your outstanding Restricted Notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

Where you can find more information

GenOn Energy, Inc. (“GenOn”) files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Room, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like GenOn who file electronically with the SEC. The address of the site is http://www.sec.gov.

Incorporation by reference

The SEC allows GenOn to incorporate by reference information into this document. This means that GenOn can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that GenOn makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) until the completion of the exchange offer.

GenOn Securities and Exchange
Commission filings	Period or Date Filed

Annual Report on Form 10-K	Fiscal year ended December 31, 2010
Definitive Proxy Statement on Schedule 14A	Filed on March 21, 2011

Documents incorporated by reference are available from GenOn without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference into this document by requesting them in writing or by telephone at the following address and telephone number.

GenOn Energy, Inc.
P.O. Box 3795
Houston, Texas 77253
Attention: Investor Relations
Telephone: (832) 357-7000

In order to obtain timely delivery of such materials, you must request documents from us no later than five business days prior to the expiration date. The expiration date is          , 2011.

Summary

The following summary highlights information contained elsewhere in this prospectus but does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus, including the information set forth in the section entitled “Risk factors” and the information that is incorporated by reference into this prospectus. In addition, certain statements include forward-looking information that is subject to risks and uncertainties. See “Cautionary statement regarding forward-looking statements.” In this prospectus, unless otherwise indicated or the context otherwise requires, (i)“GenOn,” “we,” “us” and “our” refer collectively to GenOn Energy, Inc. and its subsidiaries after giving effect to the merger (as defined below), (ii) “RRI” refers to RRI Energy, Inc. and its subsidiaries and (iii) “Mirant” refers to Mirant Corporation and its subsidiaries.

Overview

We provide energy, capacity, ancillary and other energy services to wholesale customers in competitive energy markets in the United States through ownership and operation of, and contracting for, power generation capacity. We are a wholesale generator with approximately 24,200 megawatts of net electric generating capacity in the PJM Interconnection, LLC (“PJM”), Midwest Independent Transmission System Operator, Northeast and Southeast regions and California. We also operate integrated asset management and energy marketing organizations, including proprietary trading operations. Our customers are principally independent system operators (“ISOs”), Regional Transmission Organizations (“RTOs”) and investor-owned utilities. Our generating portfolio is diversified across fossil fuel and technology types, operating characteristics and several regional power markets and serves customers primarily located near major metropolitan load centers.

Corporate Information

GenOn Energy, Inc., a Delaware corporation, was formed in August 2000 by CenterPoint Energy, Inc. (“Centerpoint”) (then known as Reliant Energy, Incorporated) in connection with the planned separation of its regulated and unregulated operations. CenterPoint transferred substantially all of its unregulated businesses, including the name Reliant Energy, to the company now named GenOn Energy, Inc. In May 2001, we (then known as Reliant Resources, Inc.) became a publicly traded company and in September 2002, CenterPoint distributed its remaining ownership of our common stock to its stockholders. We changed our name from Reliant Energy, Inc. to RRI Energy, Inc. effective May 2, 2009 in connection with the sale of our retail business. We changed our name from RRI Energy, Inc. to GenOn Energy, Inc. effective December 3, 2010, in connection with the merger of RRI Energy Holdings, Inc., a direct wholly-owned subsidiary of RRI Energy, Inc., with and into Mirant Corporation, with Mirant Corporation continuing as the surviving corporation and a wholly-owned subsidiary of RRI Energy, Inc. pursuant to the Agreement and Plan of Merger (the “merger agreement”), dated as of April 11, 2010, among RRI Energy, Inc., Mirant Corporation and RRI Energy Holdings, Inc. (the “merger”). Our common stock is listed on the New York Stock Exchange under the symbol “GEN.” Our headquarters and principal executive offices are located at 1000 Main Street, Houston, Texas 77002. Our telephone number at that address is (832) 357-3000. Our website is located at www.genon.com. The information on, or linked to, our website is not a part of this prospectus.

You can get more information regarding our business by reading our annual report on Form 10-K for the year ended December 31, 2010 filed on March 1, 2011 (the “2010 Form 10-K”), and the other reports we file with the SEC. See “Incorporation by reference.”

Summary of the exchange offer

On October 4, 2010, GenOn Escrow Corp. sold, through a private placement exempt from the registration requirements of the Securities Act, $675,000,000 aggregate principal amount of 9.500% Senior Notes due 2018 and $550,000,000 aggregate principal amount of 9.875% Senior Notes due 2020, all of which are eligible to be exchanged for Exchange Notes. We refer to these notes as “Restricted Notes” in this prospectus. On December 3, 2010, GenOn Escrow Corp. merged with and into us and we assumed the obligations of GenOn Escrow Corp. under the Restricted Notes.

Simultaneously with the private placement, GenOn Escrow Corp. entered into a registration rights agreement with the initial purchasers of the Restricted Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are obligated to (1) file a registration statement with the United States Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Restricted Notes for new exchange notes having terms substantially identical in all material respects to the Restricted Notes (except, that the registered notes will not be subject to additional interest provisions, registration rights or restrictions on ownership or transfer) or (2) if necessary, file a shelf registration statement with respect to resales of the notes of each series (referred to in this prospectus as the “Exchange Notes”). We are required to use commercially reasonable efforts to cause the exchanges to be completed within 360 days after the issuance of the Restricted Notes. We refer to the notes to be registered under this exchange offer registration statement as “Exchange Notes” and collectively with the Restricted Notes, we refer to them as the “notes” in this prospectus. You may exchange your Restricted Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings “Summary of the exchange offer,” “Exchange offer” and “Description of notes” for further information regarding the Exchange Notes.

Exchange offer	We are offering to exchange the Restricted Notes for a like principal amount at maturity of the Exchange Notes. Restricted Notes may be exchanged in a minimum denomination of $2,000 and in integral multiples of $1,000 in excess thereof. The exchange offer is being made pursuant to the Registration Rights Agreement which grants the initial purchasers and any subsequent holders of the Restricted Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Restricted Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Restricted Notes.
Expiration date; withdrawal of tender	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, or at a later time if we choose to extend this exchange offer in our sole and absolute discretion. You may withdraw your tender of Restricted Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. All outstanding Restricted Notes that are validly tendered and not validly withdrawn will be exchanged. Any Restricted Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

Resales	We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

• you acquire the Exchange Notes in the ordinary course of business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

• you are not an affiliate of ours; and

• you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Broker-dealer	Each broker-dealer acquiring Exchange Notes issued for its own account in exchange for Restricted Notes, which it acquired through market-making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any Exchange Notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offer.

Conditions to the exchange offer	Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Restricted Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “Exchange offer— Conditions to the Exchange Offer.”

Procedures for tendering Restricted Notes held in the form of book- Entry interests	The Restricted Notes were issued in book-entry form and are represented by global certificates deposited with, or on behalf of, The Depositary Trust Company (“DTC”) and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the outstanding Restricted Notes are shown on, and transfers will be effected only through, records maintained by DTC or its nominee.

You may tender your outstanding Restricted Notes by instructing your broker or bank where you keep the Restricted Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Restricted Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “Exchange offer.” Your outstanding Restricted Notes must be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Restricted Notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “Exchange offer,” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

United States federal income tax considerations	The exchange of the Restricted Notes for Exchange Notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption “Certain United States federal income tax considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.

Exchange agent	Wilmington Trust Company is serving as the exchange agent for the exchange offer.

Shelf registration statement	In limited circumstances, holders of Restricted Notes may require us to register their Restricted Notes under a shelf registration statement.

Consequences of not exchanging Restricted Notes

If you do not exchange your Restricted Notes in the exchange offer, your Restricted Notes will continue to be subject to the restrictions on transfer currently applicable to the Restricted Notes. In general, you may offer or sell your Restricted Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Restricted Notes under the Securities Act; however, under some circumstances, holders of the Restricted Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of notes by these holders. For more information regarding the consequences of not tendering your Restricted Notes and our obligation to file a shelf registration statement, see “Exchange offer— Consequences of Failure to Exchange.”

Summary of terms of Exchange Notes

The summary below describes the principal terms of the Exchange Notes and the related indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the notes and the related indenture.

Definitions of certain defined terms used in this section and in the section entitled “Description of notes” but not defined below have the meanings assigned to them under “Description of notes — Definitions.” In this section and in the section entitled “Description of notes,” references to the “Company,” “we,” “us” and “our” refer only to (i) GenOn Escrow before the Escrow Merger and Assumption and (ii) GenOn and not to any of its subsidiaries, from and after the Escrow Merger and Assumption.

Issuer	GenOn Energy, Inc.

Securities offered	$675 million aggregate principal amount of 9.500% Senior Notes due 2018 (the “2018 notes”).

$550 million aggregate principal amount of 9.875% Senior Notes due 2020 (the “2020 notes”).

Maturity	October 15, 2018 for the 2018 notes.

October 15, 2020 for the 2020 notes.

Interest rate	The 2018 notes will bear interest at a rate of 9.500% per year.

The 2020 notes will bear interest at a rate of 9.875% per year.

Interest payment dates	Interest on the 2018 notes and the 2020 notes will be payable, in each case, on April 15 and October 15, commencing on April 15, 2011. The Exchange Notes will bear interest from the most recent interest payment date to which interest has been paid on the Restricted Notes, or, if no interest has been paid, from the date the Restricted Notes were originally issued (October 4, 2010), provided that if Restricted Notes are surrendered for exchange on a date after the record date for an interest payment date to occur on or after the date of the exchange offer expiration date, interest on the Exchange Notes will accrue from that interest payment date.

Optional redemption	We may redeem, at our option, some or all of the 2018 notes at any time prior to maturity and some or all of the 2020 notes at any time prior to October 15, 2015, in each case at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium (as described in “Description of notes — Definitions”), and accrued but unpaid interest, if any, to, but excluding, the redemption date. In addition, we may redeem some or all of the 2020 notes at any time on or after October 15, 2015 at the prices listed under “Description of notes — Optional redemption.”

Purchase of notes upon a change of control	If a change of control occurs as described herein, we will be required to offer to purchase the notes at a price equal to 101% of the principal amount of notes purchased, plus accrued and unpaid interest, if any, on the notes purchased up to, but excluding, the date of purchase. See “Description of notes — Offer to purchase upon Change of Control.”

Ranking	The Exchange Notes will be our senior unsecured obligations and:

• will rank equally in right of payment with all of our existing and future senior debt;

• will be effectively subordinated to any of our existing and future secured debt, to the extent of the collateral securing such debt;

• will be structurally subordinated to all existing and future liabilities and preferred stock of our subsidiaries, including existing and future debt, trade and other payables and indebtedness guaranteed by our subsidiaries; and

• will rank senior in right of payment to all of our existing and future subordinated debt.

As of December 31, 2010:

• we had $2.525 billion of senior debt (consisting of $1.225 billion aggregate principal amount of the Restricted Notes, $575 million aggregate principal amount of 7.625% senior notes due 2014 and $725 million aggregate principal amount of 7.875% senior notes due 2017), excluding secured debt to which the Exchange Notes will be effectively subordinated;

• we had $698 million of secured debt, consisting entirely of indebtedness under our credit facilities (excluding $267 million of letters of credit issued and outstanding under, and $521 million of unused commitments under, our credit facilities) to which the Exchange Notes will be effectively subordinated to the extent of the collateral securing such debt;

• the aggregate amount of liabilities of our subsidiaries, to which the Exchange Notes will be effectively subordinated, was approximately $6.096 billion (including approximately $1.416 billion of derivative liabilities, $1.385 billion aggregate principal amount of GenOn Americas Generation, LLC (“GenOn Americas Generation”) senior unsecured notes, $22 million of capital leases, and trade and other payables but excluding intercompany liabilities and $698 million of indebtedness under our credit facilities guaranteed by certain of our subsidiaries) and no preferred stock of our subsidiaries was outstanding; and

• we had no subordinated debt.

Guarantees	The Exchange Notes will not be guaranteed by any of our subsidiaries and will, therefore, be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including trade payables and guarantees of our credit facilities.

Covenants	GenOn will issue the Exchange Notes under an indenture with Wilmington Trust Company, as trustee. The indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:

• make certain restricted payments;

• create certain liens; and

• consolidate, merge or sell, lease, transfer or otherwise dispose of our properties and assets substantially as an entirety. These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of notes.”

Further issuances	We may, from time to time, without notice to or the consent of the registered holders of the Exchange Notes, create and issue additional debt securities of each series having the same terms as and ranking equally and ratably with the Exchange Notes of each series in all respects, as described under the caption “Description of notes — Principal, maturity and interest.”

Book-entry settlement and clearance	The Exchange Notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See “Book-entry settlement and clearance.”

Use of proceeds	We will not receive any proceeds from the issuance of the Exchange Notes.

Absence of public market for the notes	The Exchange Notes are new issues of securities and there is currently no established trading market for the Exchange Notes. We do not intend to apply for a listing of the Exchange Notes on any securities exchange or seek approval for quotation on any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The initial purchasers have advised us that they currently intend to make a market in the Exchange Notes. However, they are not obligated to do so, and any market making with respect to the Exchange Notes may be discontinued without notice.

Risk factors	You should carefully consider all of the information included and incorporated by reference into this prospectus and, in particular, you should evaluate the specific risk factors under “Risk factors” before deciding to participate in this exchange offer.

Risk factors

Any investment in the notes involves a high degree of risk. You should carefully consider the risk factors set forth below and the risk factors incorporated into this prospectus by reference to our 2010 Form 10-K, as well as the other information contained in and incorporated by reference into this prospectus before deciding to invest in the notes. The risks and uncertainties described below and the risks that are incorporated into this prospectus by reference to our 2010 Form 10-K are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary statement regarding forward-looking statements” in this prospectus.

Risks related to the notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We have a significant amount of indebtedness. As of December 31, 2010, our total debt was approximately $6.1 billion, excluding $267 million of letters of credit issued and outstanding under, and $521 million of unused commitments under, our credit facilities.

Subject to the limits contained in our credit facilities and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limiting our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	requiring a substantial portion of our cash flows from operations to be dedicated to the payment of rent and principal and interest on our indebtedness, thereby reducing the amount available for other purposes, including our working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability in a downturn in general economic conditions or in our business and maybe making us unable to carry out capital expenditures that are important to our long-term growth or necessary to comply with environmental regulations;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our credit facilities, are at variable rates of interest;

•	limiting our flexibility in planning for and reacting to changes in our industry;

•	placing us at a competitive disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

In addition, our credit facilities contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of certain of our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Our credit facilities will restrict our ability to dispose of assets and use the proceeds from those dispositions and will also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

In addition, we conduct substantially all of our operations through our subsidiaries, none of which will be guarantors of the notes. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the agreements governing certain of our other existing indebtedness will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under our credit facilities could terminate their commitments to loan money and foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although our credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. We may also incur obligations that do not constitute indebtedness. In addition, as of December 31, 2010, our credit facilities provided for unused commitments of $521 million. At our option, the revolving facility and/or the term loan facility may be increased, at any time after the closing date of such facilities by up to $250 million in the aggregate and the revolving facility may be increased by an additional $212 million within six months of the closing of the merger (December 3, 2010), provided in each case that we are able to obtain commitments from lenders for, and satisfy certain customary conditions precedent set forth in the credit agreement with respect to, any such increase. All of those borrowings would be secured indebtedness. If new debt is added to our current debt levels, the related risks that we and subsidiaries now face could intensify. See “Description of other indebtedness” and “Description of notes.”

The terms of our credit facilities restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

Our credit facilities contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	enter into sale-leaseback transactions; and

•	consolidate, merge or sell all or substantially all of our assets.

In addition, the restrictive covenants in our credit facilities require us to maintain a ratio of consolidated secured debt (net of up to $500 million in cash) to EBITDA of not more than 3.50 to 1.00, which will be tested at the end of each fiscal quarter and, in the case of EBITDA, will be calculated on a rolling four fiscal quarter basis ending on the last day of such fiscal quarter. Our ability to meet that financial ratio can be affected by events beyond our control.

A breach of the covenants under the indenture that will govern the notes or under our credit facilities could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our credit facilities would permit the lenders under our credit facilities to terminate all commitments to extend further credit under those facilities. Furthermore, if we were unable to repay the amounts due and payable under our credit facilities, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or note holders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities. These restrictions may affect our ability to grow in accordance with our strategy.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our credit facilities, which include a revolving loan facility and a term loan facility, are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease.

Assuming all revolving loans are fully drawn, each quarter point change in interest rates would result in a $2.0 million change in annual interest expense on our indebtedness under our revolving facility. Each quarter point change in interest rates would result in a $1.75 million change in annual interest expense on our indebtedness under the term loan facility, without giving effect to the minimum 1.75% per annum Eurodollar rate applicable to Eurodollar loans under the facility. The actual change in annual interest expense on our indebtedness under the term loan facility due to each quarter point change in interest rates for Eurodollar loans will depend on the relationship of the then-existing market Eurodollar rate to the minimum 1.75% per annum Eurodollar rate. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The notes will be effectively subordinated to our indebtedness under our credit facilities and our other secured indebtedness to the extent of the value of the property securing that indebtedness.

The notes are not secured by any of our assets or those of our subsidiaries that secure indebtedness under our credit facilities and other secured debt. See “Description of other indebtedness — Our credit facility” for additional information. As a result, the notes will be effectively subordinated to our credit facilities with respect to the assets that secure that indebtedness. As of December 31, 2010, we had $698 million in term loans outstanding and $267 million in letters of credit outstanding under our credit facilities, resulting in total unused availability of approximately $521 million. In addition, the notes will be effectively subordinated to our other existing secured debt and any secured debt that we may incur in the future including $800 million of indebtedness permitted to be incurred under our credit facilities, of which $500 million is permitted to be secured indebtedness, without regard to the ratio debt incurrence test thereunder. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the assets securing our secured indebtedness or the proceeds from the sale thereof will be available to pay obligations on the notes only after all indebtedness under our credit facilities and other secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries including the guarantees of our credit facilities.

Our subsidiaries will not guarantee the notes and will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other liabilities of all of our subsidiaries such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary, all of that subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture that will govern the notes will not contain any limitation on the amount of additional indebtedness that may be incurred by these subsidiaries and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

As of December 31, 2010, these notes would have been effectively junior to $6.096 billion of indebtedness (including approximately $1.416 billion of derivative liabilities, $1.385 billion aggregate principal amount of GenOn Americas Generation, LLC’s senior unsecured notes, $22 million of capital leases, and trade and other payables but excluding intercompany liabilities and $698 million of indebtedness under our credit facilities guaranteed by certain of our subsidiaries), and approximately $521 million was available for future borrowing under our credit facilities guaranteed by certain of our subsidiaries. See “Description of notes — Guarantees.”

The negative covenants in the indenture that govern the notes will provide limited protection to holders of notes.

The indenture governing the notes will contain covenants limiting our ability to create certain liens, make certain restricted payments and consolidate or merge with, or sell, lease, transfer, convey or otherwise dispose of all or substantially all our assets to, another person. The covenant limiting liens will contain exceptions that will allow us to incur liens with respect to material assets. The covenant limiting restricted payments will contain certain exceptions. See “Description of notes — Certain covenants.” In light of these exceptions, your notes will be effectively subordinated to existing lenders and may be effectively subordinated to new lenders. The indenture does not limit the amount of additional debt that we or our subsidiaries may incur. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes. In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause the rating agencies to downgrade our debt credit rating generally, and the ratings on the notes, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such downgrade could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

We may not be able to purchase the notes upon a change of control.

Upon a change of control, as defined in the indenture, we will be required to offer to purchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under our credit facilities, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend. The source of funds for any purchase of the notes and repayment of borrowings under our credit facilities would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to purchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to purchase the notes may be limited by law. In order to avoid the obligations to purchase the notes and events of default and potential breaches of our credit facilities, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a “change of control” that would require us to purchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of notes — Change of Control.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes purchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture that will govern the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to purchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Your ability to transfer the notes may be limited by the absence of an active trading market and an active trading market may not develop for the notes.

The notes will be new issues of securities for which there is no established trading market. We expect the notes to be eligible for trading by “qualified institutional buyers,” as defined under Rule 144A, but we do not intend to list the notes on any securities exchange or seek approval for quotation on any automated quotation system. The initial purchasers are not obligated to make a market in the notes, and, if commenced, they may discontinue their market-making activities at any time without notice. In addition, market-making activities may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending.

Therefore, an active market for the notes or the Exchange Notes may not develop or be maintained, which would adversely affect the market price and liquidity of the notes or the Exchange Notes. In that case, the holders of the notes or the Exchange Notes may not be able to sell their notes at a particular time or at a favorable price.

Even if an active trading market for the notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

A lowering or withdrawal of the ratings assigned to our debt by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

The book-entry form of the notes may limit the exercise of rights by beneficial owners of the notes.

Transfers of interests in the global notes representing the notes may be effected only through book-entries at DTC and its direct and indirect participants (including Clearstream Luxembourg, société anonyme, and Euroclear Bank, S.A./N.V.), so that the liquidity of any secondary market in the notes may be reduced to the extent that some investors are unwilling to hold notes in book-entry form in the name of a DTC direct or indirect participant. The ability to pledge interests in the global notes may also be limited due to the lack of physical certificates. In addition, beneficial owners of interests in global notes may, in certain cases, experience delays in the receipt of payments in respect of the notes as payments will generally be forwarded by the paying agent to DTC, which will then forward payments to its direct and indirect participants for further transfer to the beneficial owners of the notes. A holder of beneficial interests in the global notes will not have a direct right under the notes to exercise rights under the notes. Instead, holders will be permitted to act only to the extent they receive appropriate proxies to do so from DTC or, if applicable, DTC’s direct or indirect participants. We cannot assure holders that the procedures of DTC or DTC’s nominees or direct or indirect participants will be adequate to allow them to exercise their rights under the notes in a timely manner.

Risks related to the Exchange Offer

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Restricted Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Restricted Notes into the exchange agent’s account at DTC, as depositary, including an agent’s message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Restricted Notes for exchange. Restricted Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See “Exchange offer — Procedures for Tendering Restricted Notes through Brokers and Banks” and “Exchange offer — Consequences of Failure to Exchange.”

Some holders who exchange their Restricted Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Holders of Restricted Notes who fail to exchange their Restricted Notes in the exchange offer will continue to be subject to restrictions on transfer.

If you do not exchange your Restricted Notes for Exchange Notes in the exchange offer you will continue to be subject to the restrictions on transfer applicable to the Restricted Notes. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Restricted Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Restricted Notes under the Securities Act. See “Exchange offer — Consequences of Failure to Exchange.”

Cautionary statement regarding forward-looking statements

In addition to historical information, the information presented in this document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve known and unknown risks and uncertainties and relate to our revenues, income, capital structure and other financial items, future events, our future financial performance or our projected business results and our view of economic and market conditions. In some cases, one can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are only predictions. Actual events or results may differ materially from any forward-looking statement as a result of various factors, which include:

•	our ability to integrate successfully the businesses following the merger or realize cost savings and any other synergies as a result of the merger;

•	our ability to enter into intermediate and long-term contracts to sell power or to hedge economically our expected future generation of power, and to obtain adequate supply and delivery of fuel for our generating facilities, at our required specifications and on terms and prices acceptable to us;

•	failure to obtain adequate fuel supply, including from curtailments of the transportation of natural gas;

•	changes in market conditions, including developments in the supply, demand, volume and pricing of electricity and other commodities in the energy markets, including efforts to reduce demand for electricity and to encourage the development of renewable sources of electricity, and the extent and timing of the entry of additional competition in our markets;

•	deterioration in the financial condition of our counterparties and the failure of such parties to pay amounts owed to us or to perform obligations or services due to us beyond collateral posted;

•	the failure of our generating facilities to perform as expected, including outages for unscheduled maintenance or repair;

•	hazards customary to the power generation industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards or the inability of our insurers to provide agreed upon coverage;

•	our failure to utilize new, or advancements in, power generation technologies;

•	strikes, union activity or labor unrest;

•	our ability to develop or recruit capable leaders and our ability to retain or replace the services of key employees;

•	weather and other natural phenomena, including hurricanes and earthquakes;

•	the cost and availability of emissions allowances;

•	the curtailment of operations and reduced prices for electricity resulting from transmission constraints;

•	our ability to execute our business plan in California, including entering into new tolling arrangements for our existing generating facilities;

•	our ability to execute our development plan in respect of our Marsh Landing generating facility, including obtaining and maintaining the governmental authorization necessary for construction and operation of the generating facility and completing the construction of the generating facility by mid-2013;

•	our relative lack of geographic diversification of revenue sources resulting in concentrated exposure to the PJM market;

•	the potential of additional limitation or loss of our income tax net operating losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code of 1986, as amended;

•	war, terrorist activities, cyberterrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss;

•	our failure to provide a safe working environment for our employees and visitors thereby increasing our exposure to additional liability, loss of productive time, other costs and a damaged reputation;

•	poor economic and financial market conditions, including impacts on financial institutions and other current and potential counterparties, and negative impacts on liquidity in the power and fuel markets in which we hedge economically and transact;

•	increased credit standards, margin requirements, market volatility or other market conditions that could increase our obligations to post collateral beyond amounts that are expected, including additional collateral costs associated with over-the-counter hedging activities as a result of new or proposed laws, rules and regulations governing derivative financial instruments (such as the Dodd-Frank Act and related pending rulemaking proceedings);

•	our inability to access effectively the over-the-counter and exchange-based commodity markets or changes in commodity market conditions and liquidity, including as a result of new or proposed laws, rules and regulations governing derivative financial instruments (such as the Dodd-Frank Act and related regulations), which may affect our ability to engage in asset management, proprietary trading and fuel oil management activities as expected, or may result in material gains or losses from open positions;

•	volatility in our gross margin as a result of our accounting for derivative financial instruments used in our asset management, proprietary trading and fuel oil management activities and volatility in our cash flow from operations resulting from working capital requirements, including collateral, to support our asset management, proprietary trading and fuel oil management activities;

•	legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the industry of generating, transmitting and distributing electricity (the electricity industry); changes in state, federal and other regulations affecting the electricity industry (including rate and other regulations); changes in tax laws and regulations to which we and our subsidiaries are subject; and changes in, or changes in the application of, environmental and other laws and regulations to which we and our subsidiaries and affiliates are or could become subject;

•	more stringent environmental laws and regulations (including the cumulative effect of many such regulations) and the disposition of environmental litigation that restrict our ability or render it uneconomic to operate our assets, including regulations and litigation related to air emissions;

•	increased regulation that limits our access to adequate water supplies and landfill options needed to support power generation or that increases the costs of cooling water and handling, transporting and disposing of ash and other byproducts;

•	price mitigation strategies employed by ISOs or RTOs that reduce our revenue and may result in a failure to compensate our generating units adequately for all of their costs;

•	legal and political challenges to or changes in the rules used to calculate payments for capacity, energy and ancillary services or the establishment of bifurcated markets, incentives or other market design changes that give preferential treatment to new generating facilities over exiting generating facilities;

•	the disposition of pending or threatened litigation, including environmental litigation;

•	the inability of our operating subsidiaries to generate sufficient cash to support our operations;

•	the ability of lenders under our revolving credit facility to perform their obligations;

•	our consolidated indebtedness and the possibility that we or our subsidiaries may incur additional indebtedness in the future;

•	restrictions on the ability of our subsidiaries to pay dividends, make distributions or otherwise transfer funds to us, including restrictions on GenOn Mid-Atlantic, LLC and GenOn REMA, LLC contained in their respective operating lease documents, which may affect our ability to access the cash flows of those subsidiaries to make debt service and other payments;

•	our failure to comply with provisions of our operating leases, loan agreements and debt may lead to a breach and, if not remedied, result in an event of default thereunder, which could result in such lessors, lenders and debt holders exercising remedies, limit access to needed liquidity and damage our reputation and relationships with financial institutions;

•	covenants contained in our credit facilities, debt and leases that restrict our current and future operations, particularly our ability to respond to changes or take certain actions that may be in our long-term best interests; and

•	our ability to borrow additional funds and access capital markets.

Many of these risks, uncertainties and assumptions are beyond our ability to control or predict. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by cautionary statements contained throughout this prospectus. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made.

Exchange offer

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of Restricted Notes with an opportunity to acquire Exchange Notes which, unlike the Restricted Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

The Restricted Notes were originally issued and sold on October 4, 2010, to the initial purchasers, pursuant to the purchase agreement dated September 20, 2010. The Restricted Notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the Restricted Notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The Restricted Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available), (v) in accordance with another exemption from the registration requirements of the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuance and sale of the Restricted Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Restricted Notes, pursuant to the exchange offer. The Registration Rights Agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Restricted Notes who are able to make certain representations the opportunity to exchange their Restricted Notes for Exchange Notes.

Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Terms of the Exchange Offer; Period for Tendering Outstanding Restricted Notes

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Restricted Notes that were acquired pursuant to Rule 144A or Regulation S validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $2,000 principal amount of Exchange Notes and integral multiples of $1,000 in excess thereof in exchange for each $2,000 principal amount of Restricted Notes and integral multiples of $1,000 in excess thereof accepted in the exchange offer. Holders may tender some or all of their Restricted Notes pursuant to the exchange offer.

The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Restricted Notes except that:

•	the Exchange Notes will have been registered under the Securities Act and hence will not bear legends restricting their transfer; and

•	the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Restricted Notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The Exchange Notes will evidence the same debt as the Restricted Notes and will be entitled to the benefits of the indenture.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Restricted Notes when, as and if we have given oral (promptly confirmed in writing) or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Restricted Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Restricted Notes will be promptly returned, without expense, to the tendering holder.

Holders who tender Restricted Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Restricted Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “Fees and Expenses” and “Transfer Taxes” below.

The exchange offer will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on          , 2011, unless we extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

•	notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

•	mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement before such expiration date.

We reserve the right:

•	if any of the conditions below under the heading “Conditions to the Exchange Offer” shall have not been satisfied, to delay accepting any Restricted Notes in connection with the extension of the exchange offer, to extend the exchange offer, or to terminate the exchange offer, or

•	to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice by us to the registered holders.

Deemed Representations

To participate in the exchange offer, we require that you represent to us, among other things, that:

•	you are acquiring Exchange Notes in exchange for your Restricted Notes in the ordinary course of business;

•	you are not engaging in and do not intend to engage in (nor have you entered into any arrangement or understanding with any person to participate in) a distribution of the Exchange Notes within the meaning of the federal securities laws;

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act;

•	you are not a broker-dealer tendering Restricted Notes directly acquired from us for your own account;

•	if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Restricted Notes

•	the Restricted Notes to be exchanged for Exchange Notes were acquired by you as a result of market-making or other trading activities;

•	you have not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the Exchange Notes; and

•	you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes by so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

•	you are not acting on behalf of any person or entity that could not truthfully make those representations.

BY TENDERING YOUR RESTRICTED NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

Resale of Exchange Notes

Based on interpretations of the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that Exchange Notes issued in the exchange offer in exchange for Restricted Notes may be offered for resale, resold and otherwise transferred by any Exchange Note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such Exchange Notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such Exchange Notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes, who is an affiliate of ours or who is a broker or dealer who acquired Restricted Notes directly from us:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

With regard to broker-dealers, only broker-dealers that acquired the Restricted Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of Exchange Notes only as specifically set forth in this prospectus.

Please read the section captioned “Plan of distribution” for more details regarding these procedures for the transfer of Exchange Notes.

Procedures for Tendering Restricted Notes through Brokers and Banks

Since the Restricted Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Restricted Notes and will be the only entity that can tender your Restricted Notes for Exchange Notes. Therefore, to tender Restricted Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Restricted Notes to tender your Restricted Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR RESTRICTED NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR RESTRICTED NOTES TO BE TENDERED BEFORE THE 5:00 P.M. (NEW YORK CITY TIME) DEADLINE ON          , 2011.

You may tender some or all of your Restricted Notes in this exchange offer. However, your Restricted Notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

When you tender your outstanding Restricted Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of outstanding Restricted Notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Restricted Notes. We reserve the absolute right to:

•	reject any and all tenders of any particular Restricted Note not properly tendered;

•	refuse to accept any Restricted Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

•	waive any defects or irregularities or conditions of the exchange offer as to any particular Restricted Notes before the expiration of the offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Restricted Notes as we will reasonably determine. Neither us, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of Restricted Notes. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of Restricted Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding Restricted Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Restricted Notes by causing the book-entry transfer of such Restricted Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an Agent’s Message is received by the exchange agent in compliance with ATOP procedures, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant has received the letter of transmittal and this prospectus and agrees to be bound by the terms of the letter of transmittal and the exchange offer set forth in this prospectus and that we may enforce such agreement against the participant.

Each Agent’s Message must include the following information:

•	Name of the beneficial owner tendering such Restricted Notes;

•	Account number of the beneficial owner tendering such Restricted Notes;

•	Principal amount of Restricted Notes tendered by such beneficial owner; and

•	A confirmation that the beneficial holder of the Restricted Notes tendered has made the representations for our benefit set forth under “Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Restricted Notes through DTC, delivery of a letter of transmittal, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Restricted Notes. We will ask the exchange agent to instruct DTC to promptly return those Restricted Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Restricted Notes on behalf of holders of the Restricted Notes.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Acceptance of Outstanding Restricted Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered Restricted Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Restricted Notes when we have given oral (promptly confirmed in writing) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Restricted Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Restricted Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

Withdrawal Rights

You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Restricted Notes are held and have them send a telegram, telex, letter or facsimile transmission notice of withdrawal (or in the case of outstanding senior notes transferred by book-entry transfer, an electronic ATOP transmission notice of withdrawal) so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

•	specify the name of the person that tendered the Restricted Notes to be withdrawn;

•	identify the Restricted Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Restricted Notes; specify the name and number of an account at the DTC to which your withdrawn Restricted Notes can be credited;

•	if applicable, be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Restricted Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Restricted Notes register the transfer of such Restricted Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such notes are to be registered, if different from that of the registered holder.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Restricted Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Restricted Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Restricted Notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and may terminate the exchange offer (whether or not any Restricted Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us, prior to the expiration date:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

•	seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Restricted Notes in the exchange offer; or

•	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•	any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that would, directly or indirectly, result in any of the consequences referred to above or would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above; or

•	any of the following has occurred:

•	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

•	any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

•	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•	any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Restricted Notes or the Exchange Notes; or

•	there shall occur a change in the current interpretation by the staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Restricted Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which would impair our ability to proceed with the exchange offer; or

•	a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval necessary for the consummation of the exchange offer as contemplated hereby has not been obtained.

If any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Restricted Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Restricted Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, provided that we will not waive any condition with respect to an individual holder of Restricted Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

We have appointed Wilmington Trust Company as the exchange agent for the exchange offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the letter of transmittal that may accompany this prospectus to the exchange agent addressed as follows:

WILMINGTON TRUST COMPANY, AS EXCHANGE AGENT

By registered mail or certified mail: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attention: Janet Fraatz	By regular mail or overnight courier: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attention: Janet Fraatz	By hand: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attention: Janet Fraatz

For Information or to Confirm Call:
(302) 636-6470

For facsimile transmission (for eligible institutions only):
(302) 636-4139, Attention: Exchanges

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made through DTC by Wilmington Trust Company, as exchange agent on our behalf. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable costs and expenses (including reasonable fees, costs and expenses of its counsel) incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates’ officers and employees and by persons so engaged by the exchange agent.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the existing Restricted Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

If you tender outstanding Restricted Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Restricted Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

Consequences of Failure to Exchange

The Restricted Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Restricted Notes may be resold only:

•	to us upon redemption thereof or otherwise;

•	so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

•	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING RESTRICTED NOTES.

If you do not tender your outstanding Restricted Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your Restricted Notes will continue to be subject to the provisions of the indenture governing the Restricted Notes regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of the Restricted Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Restricted Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Restricted Notes in the exchange offer, your ability to sell your Restricted Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any increase in interest rate that the indenture governing the Restricted Notes provides for if we do not complete the exchange offer.

Under certain limited circumstances, the Registration Rights Agreement requires that we file a shelf registration statement if:

•	we are not permitted by applicable law or SEC policy to file a registration statement covering the exchange offer or to consummate the exchange offer; or

•	any holder of the Restricted Notes notifies the issuer after the filing of this prospectus that it holds Restricted Notes and that it is prohibited by applicable law or SEC policy from participating in the exchange offer.

We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

Restricted Notes may be subject to restrictions on transfer until:

•	a person other than a broker-dealer has exchanged the Restricted Notes in the exchange offer;

•	a broker-dealer has exchanged the Restricted Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

•	the Restricted Notes are sold under an effective shelf registration statement that we have filed; or

•	the Restricted Notes are sold to the public under Rule 144 of the Securities Act.

Use of proceeds

This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes. The Restricted Notes properly tendered and exchanged for Exchange Notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

Ratio of earnings to fixed charges

The ratio of earnings to fixed charges for the periods indicated are stated below. For this purpose, “earnings” consist of pre-tax income from continuing operations before income or loss from equity investments and fixed charges. “Fixed charges” include interest and that portion of rent deemed representative of interest. Ratio of earnings to fixed charges for 2010 is for GenOn, which is computed based on the results of Mirant, from January 1, 2010 through December 2, 2010 and based on the results of the combined entities (Mirant and RRI), for the period from December 3, 2010 through December 31, 2010. Ratios of earnings to fixed charges for the years 2009 through 2006 are for GenOn, which are computed based on the results of Mirant for the years indicated.

	Year Ended December 31,
	2010		2009	2008	2007	2006

Ratio of Earnings to Fixed Charges	—(a	)	2.72x	5.16x	2.32x	4.01x

(a)	For 2010, GenOn’s earnings were insufficient to cover its fixed charges by $52 million.

Capitalization

The following table sets forth GenOn’s cash and cash equivalents and capitalization as of December 31, 2010, on an actual basis. This table is unaudited and should be read in conjunction with “Use of proceeds,” the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our 2010 Form 10-K and the consolidated financial statements and the related notes thereto included in or incorporated by reference into this prospectus.

As of December 31,
2010
(Dollars in millions)

Cash and cash equivalents	$2,402

Restricted cash in connection with PEDFA defeasance(a)	394
Restricted cash in connection with GenOn senior secured notes, due 2014 redemption(b)	285
Restricted cash in connection with GenOn North America senior notes, due 2013 redemption(b)	866

Existing indebtedness of GenOn Americas Generation, LLC:
Senior unsecured notes, due 2011	$535
Senior unsecured notes, due 2021	450
Senior unsecured notes, due 2031	400
Unamortized debt discounts, net	(2)
Existing indebtedness of GenOn Energy, Inc.:
Senior secured notes, due 2014(b)	279
Senior unsecured notes, due 2014	575
Senior unsecured notes, due 2017	725
Senior secured term loan, due 2017	698
Senior unsecured notes, due 2018	675
Senior unsecured notes, due 2020	550
Unamortized debt discounts	(29)
Other:
GenOn North America senior notes, due 2013(b)	850
Capital leases, due 2011 to 2015	22
PEDFA fixed-rate bonds, due 2036(a)	371
Adjustment to fair value of debt	(18)

Total debt	6,081
Total stockholders’ equity	5,630

Total capitalization	$11,711

(a)	These bonds were defeased at 103% of principal plus accrued and unpaid interest to the redemption date in June 2011. GenOn expects to redeem these bonds when they become redeemable in June 2011.

(b)	These notes were redeemed on January 3, 2011.

GENON ENERGY
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
2010

The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations (pro forma statement of operations) gives effect to the merger as if it had occurred on January 1, 2010. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. Intercompany transactions have not been eliminated as the preliminary estimates are not material to the pro forma statement of operations. The pro forma financial statement is not necessarily indicative of the operating results that would have occurred if the merger had been completed at the date indicated.

					Pro Forma
			Pro Forma		Refinancing	Pro Forma
	GenOn	RRI Energy	Adjustments		Adjustments	Combined
	(In millions, except per share data)
	(Unaudited)

Operating revenues	$2,270	$1,914	$(18	)(a)	$—	$4,166(c )
Cost of fuel, electricity and other products	963	938	(46	)(b)	—	1,855(c )

Gross Margin (excluding depreciation and amortization)	1,307	976	28		—	2,311

Operating Expenses:
Operations and maintenance	846	659	(181	)(d)	—	1,324
Depreciation and amortization	224	237	(72	)(e)	—	389
Western states litigation and similar settlements	—	17	—		—	17
Impairment losses	565	361	—		—	926
Gains on sales of assets, net	(4)	(2)	—		—	(6)

Total operating expenses	1,631	1,272	(253)		—	2,650

Operating Loss	(324)	(296)	281		—	(339)

Other (Income) Expense, net:
Gain on bargain purchase	(518)	—	518		—	—
Interest expense	254	152	2(f	)	21	429
Interest income	(1)	(1)	—		—	(2)
Other, net	(7)	(10)	—		5	(12)

Total other (income) expense, net	(272)	141	520		26	415

Loss From Continuing Operations Before Income Taxes	(52)	(437)	(239)		(26)	(754)
Provision (benefit) for income taxes	(2)	57	(57	)(g)	—	(2)

Loss From Continuing Operations	$(50)	$(494)	$(182)		$(26)	$(752)

Basic and Diluted EPS:
EPS from continuing operations	$(0.11)	$(1.40)				$(0.97)

Weighted average shares outstanding	441	353	(21	)(h)		773

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated statement of operations.

1.	Merger of Mirant and RRI

On December 3, 2010, Mirant and RRI completed the merger contemplated by the merger agreement. Upon completion of the merger, RRI Energy Holdings, Inc. (Merger Sub), a direct and wholly-owned subsidiary of RRI merged with and into Mirant, with Mirant continuing as the surviving corporation and a wholly-owned subsidiary of RRI. Each of Mirant and RRI received legal opinions that the merger qualified as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Accordingly, none of RRI, Merger Sub, Mirant or any of the Mirant stockholders will recognize any gain or loss in the transaction, except that Mirant stockholders will recognize a gain or loss with respect to cash received in lieu of fractional shares of RRI common stock. Upon the closing of the merger, each issued and outstanding share of Mirant common stock, including grants of restricted common stock, automatically converted into 2.835 shares of common stock of RRI based on the exchange ratio. Additionally, upon the closing of the merger, RRI was renamed GenOn Energy, Inc. Mirant stock options and other equity awards converted upon completion of the merger into stock options and equity awards with respect to GenOn common stock, after giving effect to the exchange ratio. At the close of the merger, former Mirant stockholders owned approximately 54% of the equity of GenOn and former RRI stockholders owned approximately 46% of the equity of GenOn.

2.	Basis of Pro Forma Presentation

The pro forma statement of operations gives effect to the merger as if it were completed on January 1, 2010. The GenOn statement of operations reflects the results of Mirant, from January 1, 2010 through December 2, 2010 and the results of the combined entities for the period from, December 3, 2010 through December 31, 2010.

Upon completion of the merger, Mirant stockholders had a majority of the voting interest in GenOn. Although RRI issued shares of RRI common stock to Mirant stockholders to effect the merger, the merger is accounted for as a reverse acquisition under the acquisition method of accounting. Under the acquisition method of accounting, Mirant is treated as the accounting acquirer and RRI is treated as the acquired company for financial reporting purposes.

GenOn has conducted an assessment of the net assets acquired and has recognized provisional amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the acquisition are expensed as incurred.

The unaudited pro forma statement of operations primarily includes the following adjustments, among others:

•	amortization of fair value adjustments related to energy-related contracts;

•	additional fuel expense related to fair value adjustments of fuel inventories;

•	effects of fair value adjustments of property, plant and equipment; effects of fair value adjustments of debt and the issuance of a new revolving credit facility, new senior secured term loan and new senior unsecured notes; and

•	adjustments to income taxes for a zero percent rate applied to the pro forma adjustments and historical federal and state deferred tax expense (benefit).

The unaudited pro-forma statement of operations excludes:

•	transaction costs (including amounts incurred prior to the close of the merger) because these costs reflect non-recurring charges directly related to the merger;

•	the gain on bargain purchase; and

•	cost savings from operating efficiencies or synergies that could result from the merger.

See notes 4 and 5 for a discussion of pro forma adjustments and pro forma refinancing adjustments, respectively.

3.	Purchase Price

Because the merger is accounted for as a reverse acquisition with Mirant as the accounting acquirer, the purchase price was computed based on shares of Mirant common stock that would have been issued to RRI’s stockholders on the date of the merger to give RRI an equivalent ownership interest in Mirant as it had in GenOn (approximately 46%). The purchase price was calculated as follows (in millions, except closing stock price):

Number of shares of Mirant common stock that would have been issued to RRI stockholders	125
Closing price of Mirant common stock on December 3, 2010	$10.39

Total	1,302
RRI stock options	3

Total purchase price	$1,305

The initial accounting for the business combination is not complete because the valuations necessary to assess the fair values of certain net assets acquired and contingent liabilities assumed are still in process as a result of the short time period between the closing of the merger and the end of 2010. The significant assets and liabilities for which provisional amounts are recognized at December 31, 2010 are property, plant and equipment, intangible assets and other long-term liabilities related to out-of-market contracts, contingencies and asset retirement obligations. The provisional amounts recognized are subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. The allocation of the purchase price may be modified up to one year from the date of the merger, as more information is obtained about the fair value of assets acquired and liabilities assumed. GenOn expects to finalize these amounts during 2011. The provisional allocation of the purchase price is as follows (in millions):

Cash and cash equivalents	$717
Current derivative contract assets	156
Inventories	276
Other current assets	303
Property, plant and equipment	3,139 (1)
Intangible assets	51
Other noncurrent assets	271
Current derivative contract liabilities	(100)
Other current liabilities	(455)
Long-term debt	(1,931)
Pension and postemployment obligations	(105)
Other noncurrent liabilities	(499)

Estimated fair value of net assets acquired	1,823
Purchase price	1,305

Gain on bargain purchase	$518 (2)

(1)	The valuations of the acquired long-lived assets were primarily based on the income approach, and in particular, discounted cash flow analyses. The income approach was employed for the generating facilities because of the differing age, geographic location, market conditions, asset lives, equipment condition and status of environmental controls of the assets. The discounted cash flows incorporated information based on observable market prices to the extent available and long-term prices derived from proprietary fundamental market modeling. For the generating facilities that were not valued using the income approach, the cost approach was used. The market approach was considered, but was ultimately given no weighting because of many of the factors listed as the primary reasons for application of the income approach as well as a lack of proximity of the observed transactions to the valuation date.

(2)	The gain on bargain purchase was recorded in other income in the consolidated statement of operations during 2010. The acquisition is treated as a nontaxable merger for federal income tax purposes and there is no tax deductible goodwill resulting from the merger.

Because the fair value of the net assets acquired exceeds the purchase price, the merger is being accounted for as a bargain purchase in accordance with acquisition accounting guidance. The estimated gain on the bargain purchase is primarily a result of differences between the long-term fundamental value of the generating facilities and the effect of the near-term view of the equity markets on the price of Mirant common stock at the close of the merger, specifically as a result of the following:

•	current dark spreads (the difference between the price received for electricity generated compared to the market price of the coal required to produce the electricity) have decreased significantly in recent years as a result of natural gas prices that are lower compared to historical levels and increased coal prices that are affected by international demand;

•	uncertainty related to the nature and timing of environmental regulation, including carbon legislation; and

•	certain generating facilities owned by RRI prior to the merger being located in markets experiencing lower demand for electricity as a result of economic conditions but forecasted to have long-term declining reserve margins.

4.	Pro Forma Adjustments

The pro forma adjustments included in the pro forma statement of operations are as follows:

(a) Operating revenues — Represents the amortization of fair value adjustments related to RRI’s long-term tolling contracts.

(b) Cost of fuel, electricity and other products — Represents adjustments related to the following for RRI:

2010
(In millions)

Amortization of fair value adjustment for long-term tolling, long-term natural gas transportation and storage contracts	$(51)
Additional fuel expense related to fair value adjustment of fuel inventories	16
Amortization of fair value adjustment for coal supply contracts	(7)
Other	(4)

Total	$(46)

(c) Unrealized gains (losses) on energy derivatives — Pro forma combined operating revenues and cost of fuel, electricity and other products include the following unrealized gains (losses) on energy derivatives:

	2010
		Cost of Fuel,
		Electricity and
	Operating	Other
	Revenues	Products
	(In millions)

GenOn	$45	$(87)
RRI	76	(7)

Pro forma combined	$121	$(94)

(d) Operations and maintenance — Represents adjustments related to the following:

2010
(In millions)

Merger-related costs(1)	$(139)
REMA lease(2)	(25)
Mirant’s accelerated vesting of stock-based compensation	(24)
Pension and post-retirement benefit amounts previously recognized in accumulated other comprehensive loss	(2)
Other, net	9

Total	$(181)

(1)	Includes (a) $86 million of transaction costs, (b) $35 million of severance related to the merger and (c) $18 million of other merger-related costs.

(2)	Adjustment to decrease lease expense and amortization of the related out-of-market value.

(e) Depreciation and amortization — Represents the net depreciation expense resulting from the fair value adjustments of RRI’s property, plant and equipment. The adjustments to depreciation and amortization include:

2010
(In millions)

Net decrease to depreciation expense as a result of fair value adjustments of property, plant and equipment	$(53)
Net decrease to amortization expense as a result of fair value adjustments of emission allowances	(17)
Other, net	(2)

Total	$(72)

(f) Interest expense — Represents an increase in interest expense as a result of the fair value adjustments of RRI’s debt. The fair value adjustment is amortized as an increase to interest expense over the remaining life of the individual debt issues.

The amortization of the fair value adjustment to long-term debt over the next five years will be as follows (in millions):

2011	$3
2012	3
2013	4
2014	5
2015	7

See Note 5 for a discussion of the pro forma refinancing adjustments.

(g) Income taxes — Represents a pro forma adjustment to RRI’s historical federal and state deferred tax expense (benefit) to reflect a deferred income tax rate of zero and excludes the effects of any alternative minimum tax that might result for the combined entity.

(h) Shares outstanding — GenOn’s pro forma weighted average number of basic shares outstanding (weighted average shares) is calculated by adding (a) Mirant’s weighted average shares adjusted to give effect to the exchange ratio for the period from January 1, 2010 through December 2, 2010, (b) the combined entities’ weighted average shares for the period from December 3, 2010 through December 31, 2010, (c) RRI’s weighted average shares for January 1, 2010 through December 2, 2010 and (d) the weighted average number of shares expected to be issued as a result of equity compensation vesting of Mirant and RRI for the period from January 1, 2010 through December 2, 2010.

Mirant’s outstanding Series A Warrants and Series B Warrants and remaining options outstanding under equity compensation plans were assumed by GenOn upon consummation of the merger.

2010
(In millions)

Basic and Diluted(1):
GenOn weighted average number of basic shares outstanding	447
RRI weighted average number of basic shares outstanding	326

(1)	As a result of a loss from continuing operations for GenOn on the pro forma statement of operations, diluted loss per share is calculated the same as basic loss per share.

The following table includes the number of securities that could potentially dilute basic earnings per share in the future that were not included in the computation because to do so would have been anti-dilutive:

	GenOn	RRI
	2010	2010
	(Shares in millions)

Series A Warrants(1)	76	—
Series B Warrants(1)	20	—
Stock options	13	6

Total	109	6

(1)	These warrants expired January 3, 2011.

5.	Pro Forma Refinancing Adjustments

Debt Financing Transactions Related to the Merger

Debt Issuances:

Senior Secured Term Loan Facility and Revolving Credit Facility

On September 20, 2010, GenOn entered into a credit agreement, which provides for:

•	a $700 million seven-year senior secured term loan facility with a rate of LIBOR + 4.25% (with a LIBOR floor of 1.75%); and

•	a $788 million five-year senior secured revolving credit facility, with an undrawn rate of 0.75% and a drawn rate of LIBOR + 3.50%.

The GenOn credit facilities, and the subsidiary guarantees thereof, are the senior secured obligations of GenOn and certain of its existing and future direct and indirect subsidiaries, excluding GenOn Americas Generation; provided, however, that certain of GenOn Americas Generation’s subsidiaries (other than GenOn Mid-Atlantic and GenOn Energy Management and their subsidiaries) guarantee the GenOn credit facilities to the extent permitted under the indenture for the senior notes of GenOn Americas Generation. GenOn Americas became a co-borrower under the GenOn credit facilities upon the closing of the merger.

Senior Unsecured Notes, Due 2018 and 2020

On October 4, 2010, GenOn Escrow issued two series of senior unsecured notes:

•	$675 million of 9.500% senior notes due 2018; and

•	$550 million of 9.875% senior notes due 2020.

The senior notes were issued at a discount to par, resulting in net proceeds to GenOn Escrow of $1.2 billion. Upon completion of the Merger, GenOn Escrow merged with and into GenOn which assumed all of GenOn Escrow’s obligations under the notes and the related indenture and the funds held in escrow were released to GenOn.

Under the senior notes and the related indentures, the senior notes are the sole obligation of GenOn and are not guaranteed by any subsidiary of GenOn.

Discharge, Defeasance, Redemption and Repayment of Debt:

GenOn (formerly RRI) Senior Secured Notes Due 2014

Upon closing of the merger, the senior secured notes were discharged following the deposit with the trustee of funds sufficient to pay the redemption price thereof, plus accrued interest to the date of redemption (January 3rd, 2011).

GenOn North America (former Mirant North America) Senior Secured Credit Facilities

Upon closing of the merger, GenOn North America repaid the outstanding senior secured credit facility.

GenOn North America Senior Notes Due 2013

Upon closing of the merger, the senior secured notes due 2013 of GenOn North America were discharged following the deposit with the trustee of funds sufficient to pay the redemption price thereof, plus accrued interest to the date of redemption (January 3, 2011).

PEDFA Fixed-Rate Bonds

Upon closing of the merger, GenOn completed a defeasance of the PEDFA bonds by depositing sufficient funds with the trustee solely to satisfy the principal plus 3% premium and accrued interest to the date of redemption (June 1, 2011).

The pro forma statement of operations adjustments include the following:

2010
(In millions)

Interest cost for the new debt issued(1)(2)	$147
Interest cost on Mirant’s repaid and discharged debt(2)	(82)
Interest cost on RRI’s discharged and defeased debt	(44)

Total incremental interest expense	$21

(1)	Includes amortization of debt issuance costs, letters of credit and commitment fees.

(2)	Includes capitalized interest.

In addition, pro forma refinancing adjustment of $5 million to other, net represents (a) $14 million adjustment to exclude pre-merger reimbursement of prepaid interest in connection with the financing transactions described above and (b) ($9) million adjustment to exclude loss on early extinguishment of debt relating to the repayment of the GenOn North America term loan.

Description of other indebtedness

The following descriptions of indebtedness are only summaries of certain material provisions of the respective terms of such indebtedness, do not purport to be complete and are qualified in their entirety by reference to the provisions of the credit agreements, indentures and other instruments evidencing such indebtedness.

Our credit facility

Overview

On September 20, 2010, we entered into a credit agreement governing new senior secured credit facilities that provide for an aggregate amount of $1.488 billion in financing, consisting of:

•	a $788 million five-year senior secured revolving credit facility (the “revolving facility”); and

•	a $700 million seven-year senior secured Tranche B term loan facility (the “term loan facility”).

At our option, the revolving facility and/or the term loan facility may be increased, at any time, by up to $250 million in the aggregate and the revolving facility may be increased by an additional $212 million within six months of the closing of the merger (December 3, 2010), provided in each case that we are able to obtain commitments from lenders for, and satisfy certain customary conditions precedent set forth in the credit agreement with respect to, any such increase. We refer to the revolving facility and term loan facility collectively as the “credit facility.”

Interest rates and fees

The loans under the revolving facility are denominated in U.S. dollars and bear interest at a rate per annum which, at our option, can be either:

•	a base rate plus a margin of 2.50%; or

•	the LIBOR rate plus a margin of 3.50%.

The loans under the term loan facility are denominated in U.S. dollars and bear interest at a rate per annum which, at our option, can be either:

•	a base rate plus a margin of 3.25%; or

•	the LIBOR rate (not to be less than 1.75% per annum) plus a margin of 4.25%.

If a payment default shall have occurred and be continuing, the obligations under our credit facility will bear interest at the otherwise applicable rate plus 2.00% per annum. A commitment fee calculated at the rate of 0.75% per annum is payable on the average daily unused portion of the commitments under the revolving credit facility. We are required to pay a letter of credit fee and a fronting fee on issued but undrawn letters of credit at a rate of 3.50% per annum and an amount not to exceed 0.125% per annum, respectively.

Prepayments

All borrowings under the revolving facility and the term loan facility are required to be repaid on the final maturity date of each such facility. The term loan facility amortizes in quarterly installments of 0.25% of the original principal of the term loan for the first 27 quarters. Voluntary prepayments of loans under our credit facility are permitted in agreed minimum amounts without penalty, subject to reimbursement of the lenders’ breakage and redeployment costs in the case of prepayment of Eurodollar rate loans.

We are required to prepay the term loans with net proceeds from asset sales after the closing date of our credit facility, subject to certain basket amounts and reinvestment rights. Any term loans mandatorily prepaid may not be reborrowed under our credit facility.

Guarantees

Our obligations under our credit facility are guaranteed by certain of our existing and future direct and indirect subsidiaries, excluding GenOn Americas Generation; provided, however, that GenOn Americas Generation’s subsidiaries (other than GenOn Mid-Atlantic, LLC and GenOn Energy Management, LLC and their subsidiaries) guarantee the revolving credit facility and term loan to the extent permitted under the indenture for the senior notes of GenOn Americas Generation. GenOn Americas Generation became a co-borrower under the credit facility upon the closing of the merger.

Security

The obligations and guarantees under our credit facility are secured by a first priority security interest in substantially all of our assets, subject to certain exceptions set forth in the definitive documentation for our credit facility.

Certain covenants

Our credit facility requires us to maintain a ratio of consolidated secured debt (net of up to $500 million in cash) to adjusted EBITDA (as defined therein) of not more than 3.50 to 1.00, which will be tested at the end of each fiscal quarter and, in the case of EBITDA, will be calculated on a rolling four fiscal quarter basis ending on the last day of such fiscal quarter.

In addition, our credit facility restricts our ability to, among other things, (a) incur additional indebtedness, (b) pay dividends, prepay subordinated indebtedness or purchase capital stock, (c) encumber assets, (d) enter into business combinations or divest assets, (e) make investments or loans, (f) enter into transactions with affiliates and (g) engage in sale and leaseback transactions, subject in each case to certain exceptions or excluded amounts.

Other indebtedness of GenOn

7.625% senior notes due 2014 and 7.875% senior notes due 2017

GenOn currently has two outstanding series of notes.  Each series of notes was issued in June 2007 and had the following interest rates, ranking, security, maturity and principal amounts outstanding as of December 31, 2010:

•	7.625% senior unsecured notes due June 15, 2014 with $575 million outstanding (the “2014 notes”); and

•	7.875% senior unsecured notes due June 15, 2017 with $725 million outstanding (the “2017 notes”).

Indenture.  The 2014 notes were issued under the Fourth Supplemental Indenture, dated as of June 13, 2007, to the Senior Indenture, dated as of December 22, 2004 (the “GenOn base indenture”), between GenOn Energy, Inc. (formerly known as RRI Energy, Inc.) and Wilmington Trust Company, as trustee. The 2017 notes were issued under the Fifth Supplemental Indenture, dated as of June 13, 2007, to the GenOn base indenture.

Interest payment dates.  The interest payment dates for each series of notes are June 15 and December 15 of each year.

Guarantees.  There are no guarantees for either series of notes.

Redemption.  GenOn may, at its option, redeem all or a part of either or both series of notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the applicable premium (as defined in the applicable supplemental indenture), plus accrued and unpaid interest to, but excluding, the redemption date.

Change of control offer.  If a change of control of GenOn occurs, GenOn must give holders of each series of notes the opportunity to sell to GenOn at a purchase price of 101% of their face amount, plus accrued and unpaid interest. Change of control, as defined in each of the applicable supplemental indentures, means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of GenOn and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of GenOn, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan); (2) the adoption of a plan relating to the liquidation or dissolution of GenOn; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of GenOn, measured by voting power rather than number of shares; (4) the first day on which a majority of the members of the board of directors of GenOn are not continuing directors (as defined in the applicable supplemental indenture); or (5) GenOn consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, GenOn, in any such event pursuant to a transaction in which any of the outstanding voting stock of GenOn is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of GenOn outstanding immediately prior to such transaction is converted into or exchanged for voting stock (other than disqualified stock) of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person (immediately after giving effect to such issuance).

Certain covenants.  The supplemental indentures governing the notes contain covenants that, subject to certain exceptions and qualifications, limit GenOn’s and its subsidiaries’ ability to:

•	incur liens; and

•	consolidate, merge or transfer all or substantially all of GenOn’s and its subsidiaries’ assets.

The merger covenant does not apply when GenOn is the surviving corporation. The supplemental indentures also contain customary affirmative covenants.

Events of default.  The 2014 notes and 2017 notes contain customary events of default, including: a default in the payment of interest for 30 days; a default in the payment of principal or premium; failure to comply with covenants or agreements in the indenture for 90 days from the date of notice; acceleration of indebtedness (other than the 2014 notes and 2017 notes) of GenOn and its significant subsidiaries (subject to certain exceptions) having an aggregate principal amount outstanding in excess of 5% of GenOn’s consolidated net tangible assets; or failure by GenOn or any of its significant subsidiaries to pay certain final and non-appealable judgments; and certain events of bankruptcy or insolvency.

GenOn Americas Generation 8.30% senior unsecured notes due 2011, 8.50% senior unsecured notes due 2021 and 9.125% senior unsecured notes due 2031

GenOn Americas Generation (formerly known as Mirant Americas Generation, LLC) currently has three outstanding series of notes. The notes have the following interest rates, maturities and principal amounts outstanding as of December 31, 2010:

•	8.30% senior unsecured notes due May 2011 with $535 million principal amount outstanding (the “2011 notes”);

•	8.50% senior unsecured notes due October 2021 with $450 million principal amount outstanding (the “2021 notes”); and

•	9.125% senior unsecured notes due May 2031 with $400 million principal amount outstanding (the “2031 notes”).

The notes are unsecured obligations of GenOn Americas Generation and have no recourse to any subsidiary or affiliate of GenOn Americas Generation.

Indenture.  The 2011 notes were issued under the Second Supplemental Indenture, dated as of May 1, 2001, to the Indenture, dated as of May 1, 2001 (the “GAG base indenture”), between GenOn Americas Generation, LLC and Wells Fargo Bank, National Association (as successor to Bankers Trust Company), as trustee. The 2021 notes were issued under the Fifth Supplemental Indenture, dated as of October 9, 2001, to the GAG base indenture. The 2031 notes were issued under the Third Supplemental Indenture, dated as of May 1, 2001, to the GAG base indenture.

Interest payment dates.  The interest payment dates for the 2011 notes and the 2031 notes are May 1 and November 1 of each year. The interest payment dates for the 2021 notes are April 1 and November 1 of each year.

Guarantees.  There are no guarantees on any series of the notes.

Redemption.  GenOn Americas Generation may, at its option, redeem all or a part of each series of notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the applicable premium (as defined in the applicable supplemental indenture), plus accrued and unpaid interest to, but excluding, the redemption date.

Change of control offer.  There is no change of control purchase provision for any series of notes.

Certain covenants.  The supplemental indentures governing the notes contain covenants that, subject to certain exceptions and qualifications, limit GenOn Americas Generation’s ability to:

•	incur liens;

•	incur Indebtedness (as defined in the GenOn Americas Generation Indenture) for borrowed money or, in the case of (b) below, incur Indebtedness for borrowed money or allow any subsidiary to incur Indebtedness for borrowed money (other than Section 111(d) Permitted Indebtedness, as defined in the GenOn Americas Generation Seventh Supplemental Indenture) unless, (a) after giving effect to the proposed indebtedness, (i) GenOn Americas Generation’s projected senior debt service coverage ratio for each of the next two twelve-month periods is greater than or equal to 2.5 to 1 or (ii) each rating agency (Moody’s Investors Service and Standard & Poor’s Rating Service) then rating that series of notes provides a reaffirmation of its original or then current credit rating (as applicable) on that series of notes, and (b) the net debt to EBITDA Ratio is less than or equal to 6.75:1, based on the most recent financial statements delivered by GenOn in accordance with either (i) the Exchange Act or (ii) the GAG base indenture; and

•	consolidate, merge or transfer all or substantially all of GenOn Americas Generation’s and its subsidiaries’ assets.

The debt incurrence covenant shall be deemed of no further force and effect if, at any time following the date on which financial statements for five full years of operations for GenOn Americas Generation are available (commencing with the year ended December 31, 1999), each rating agency then rating that series of notes provides a reaffirmation of at least the original rating of such series of notes.

The merger covenant does not apply when GenOn Americas Generation is the surviving corporation. The supplemental indentures also contain customary affirmative covenants.

Events of default.  The 2011 notes, 2021 notes and 2031 notes contain customary events of default, including a default in the payment of interest for 30 days; a default in the payment of principal or premium; failure to comply with covenants or agreements in the indenture for 60 days from the date of notice; an event of default (as defined by the instrument under which it was issued) for money borrowed in principal amount exceeding $50,000,000 that has resulted in an acceleration of such indebtedness, or any default in the payment of such indebtedness at final maturity (after the expiration of any applicable grace periods) for 30 days; failure by GenOn Americas Generation or any of its properties to pay certain final and non-appealable judgments; and certain events of bankruptcy or insolvency.

Description of notes

The notes were issued under an indenture dated October 4, 2010 (the “Indenture”), between GenOn Energy, Inc. (as successor to GenOn Escrow Corp.) and Wilmington Trust Company, as Trustee (the “Trustee”), in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the Exchange Notes offered in exchange for the Restricted Notes will be substantially identical to the terms of the Restricted Notes, except that the Exchange Notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the Restricted Notes will not apply to the Exchange Notes. As a result, we refer to the Exchange Notes and the Restricted Notes collectively as “notes” for purposes of the following summary unless the context otherwise requires.

The following description is a summary of the material provisions of each series of the notes and the Indenture. It does not restate those documents in their entirety. We urge you to read those documents because they, and not this description, define your rights as holders of the notes. The registered holder of a note is treated as the owner of it for all purposes. Only registered holders have rights under the Indenture. Copies of the Indenture are available as set forth below under “— Available Information.”

General

GenOn Escrow initially issued $1.225 billion of Restricted Notes in two tranches:

•	$675 million aggregate principal amount of 9.500% Senior Notes due 2018; and

•	$550 million aggregate principal amount of 9.875% Senior Notes due 2020.

The Restricted Notes were initially issued by a wholly-owned subsidiary of Mirant, GenOn Escrow Corp. (“GenOn Escrow”). GenOn Escrow was created solely to issue the Restricted Notes. GenOn Escrow was required to redeem the Restricted Notes of each series at 100% of the issue price of the notes of such series, plus accrued and unpaid interest to, but excluding, the redemption date (such payment amount, the “Special Mandatory Redemption Payment”). Upon completion of the Merger, (i) GenOn Escrow merged with and into us (the “Escrow Merger”), (ii) we assumed all of GenOn Escrow’s obligations under the Restricted Notes and the related indenture (the “Assumption”) and (iii) the funds held in escrow were released to us.

The notes were issued under an indenture (the “Indenture”), dated as of October 4, 2010, between GenOn Escrow and Wilmington Trust Company, as trustee (the “Trustee”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

Definitions of certain defined terms used in this “Description of notes” but not defined below have the meanings assigned to them under “— Definitions.” In this section, references to the “Company,” “we,” “us” and “our” refer only to (i) GenOn Escrow before the Escrow Merger and Assumption and (ii) GenOn and not to any of its subsidiaries, from and after the Escrow Merger and Assumption.

Principal, maturity and interest

We will issue up to $675 million aggregate principal amount of the 2018 notes. The 2018 notes will mature on October 15, 2018. We may, from time to time, without notice to or the consent of the registered holders of notes, create and issue additional debt securities (the “2018 Additional Notes”) having the same terms as and ranking equally and ratably with the 2018 notes, and such 2018 Additional Notes may be issued either under the Indenture or under one or more supplemental indentures. The 2018 notes offered hereby and any 2018 Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

We will also issue up to $550 million aggregate principal amount of the 2020 notes. The 2020 notes will mature on October 15, 2020. We may, from time to time, without notice to or the consent of the registered holders of notes, create and issue additional debt securities (the “2020 Additional Notes” and together with the 2018 Additional Notes, the “Additional Notes”) having the same terms as and ranking equally and ratably with the 2020 notes, and such 2020 Additional Notes may be issued either under the Indenture or under one or more supplemental indentures. The 2020 notes offered hereby and any 2020 Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Interest on the 2018 notes will accrue at the rate of 9.500% per annum from the most recent interest payment date to which interest has been paid on the Restricted Notes, or, if no interest has been paid, from the date the Restricted Notes were originally issued, provided that if Restricted Notes are surrendered for exchange on a date after the record date for an interest payment date to occur on or after the date of the exchange offer expiration date, interest on the Exchange Notes will accrue from that interest payment date. Interest on the 2020 notes will accrue at the rate of 9.875% per annum from the most recent interest payment date to which interest has been paid on the Restricted Notes, or, if no interest has been paid, from the date the Restricted Notes were originally issued, provided that if Restricted Notes are surrendered for exchange on a date after the record date for an interest payment date to occur on or after the date of the exchange offer expiration date, interest on the Exchange Notes will accrue from that interest payment date. We will pay interest semi-annually in arrears to holders of record of the notes at the close of business on the April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15, commencing on April 15, 2011.

Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date with respect to the notes falls on a day that is not a business day, the related payment of interest will be made on the next succeeding business day as if made on the day the payment was due.

Methods of receiving payments on the notes

If a holder of notes has given wire transfer instructions to us, we will pay or cause to be paid all principal, interest and premium on that holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders of notes at their address set forth in the register of holders.

Paying agent and registrar for the notes

The Trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent or registrar.

Transfer and exchange

A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Form and denomination

The notes of each series will be issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See “Book-entry settlement and clearance.”

Listing

The Exchange Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the Exchange Notes or the Restricted Notes on any securities exchange or seek approval for quotation on any automated quotation system.

Ranking

The notes will be our senior unsecured obligations and:

•	will rank equally in right of payment with all of our existing and future senior debt;

•	will be effectively subordinated to any of our existing and future secured debt, to the extent of the collateral securing such debt;

•	will be structurally subordinated to all existing and future liabilities and preferred stock of our subsidiaries, including existing and future debt, trade and other payables and indebtedness guaranteed by our subsidiaries; and

•	will rank senior in right of payment to all of our existing and future subordinated debt. As of December 31, 2010:

•	we had $2.525 billion of senior debt (consisting of $1.225 billion aggregate principal amount of the notes, $575 million aggregate principal amount of 7.625% senior notes due 2014 and $725 million aggregate principal amount of 7.875% senior notes due 2017) excluding secured debt to which the Exchange Notes will be effectively subordinated;

•	we had $698 million of secured debt, consisting entirely of indebtedness under our credit facilities (excluding $267 million of letters of credit issued and outstanding under, and $521 million of unused commitments under, our credit facilities) to which the Exchange Notes will be effectively subordinated to the extent of the collateral securing such debt;

•	the aggregate amount of liabilities of our subsidiaries, to which the Exchange Notes will be effectively subordinated, was approximately $6.096 billion (including approximately $1.416 billion of derivative liabilities, $1.385 billion aggregate principal amount of GenOn Americas Generation, LLC’s senior unsecured notes, $22 million of capital leases, and trade and other payables but excluding intercompany liabilities and $698 million of indebtedness under our credit facilities guaranteed by certain of our subsidiaries) and no preferred stock of our subsidiaries was outstanding; and

•	we had no subordinated debt.

Guarantees

The notes will not be guaranteed by any of our subsidiaries and will, therefore, be structurally subordinated to all existing and future liabilities and preferred stock of our subsidiaries. See “— Ranking.”

Optional redemption

We may redeem, at our option, some or all of the 2018 notes at any time prior to maturity and some or all of the 2020 notes at any time prior to October 15, 2015, in each case, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

In addition, we may redeem some or all of the 2020 notes at any time on or after October 15, 2015, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15, of the years set forth below:

Year	Redemption Price

2015	104.938%
2016	103.292%
2017	101.646%
2018 and thereafter	100.000%

Except pursuant to the two preceding paragraphs, the notes will not be redeemable at our option prior to their respective maturities. We, however, are not prohibited from acquiring the notes of each series in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

Sinking fund

The notes will not be entitled to the benefit of any sinking fund.

Offer to purchase upon Change of Control

We will be required to offer to purchase notes in the circumstances described below.

If a Change of Control occurs, each holder of notes will have the right to require us to purchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a change of control offer on the terms set forth in the Indenture (the “Change of Control Offer”). In the Change of Control Offer, we will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes purchased, plus accrued and unpaid interest, if any, on the notes purchased to, but excluding, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to purchase notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that we purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Our other senior Indebtedness contains, or in the future may contain, prohibitions on certain events that would constitute a Change of Control. In addition, the exercise by the holders of notes of their right to require us to purchase the notes pursuant to a Change of Control Offer could cause a default under such other senior indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchases on us. Finally, our ability to pay cash to the holders of notes pursuant to a Change of Control Offer may be limited by our then existing financial resources. See “Risk factors — Risks related to the notes — We may not be able to purchase the notes upon a change of control.” The New Credit Facilities provide that certain change of control events with respect to the Company would constitute a default thereunder. Indebtedness incurred by us in the future may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under the New Credit Facilities.

We will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) notice of redemption has been given pursuant to the Indenture as described above under the caption “— Optional redemption,” unless and until there is a default in payment of the applicable redemption price. A Change in Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the consummation of the Change of Control, if a definitive agreement to effect a Change of Control is in place at the time of the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our Subsidiaries’ properties or assets taken as a whole. There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to purchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of our and our Subsidiaries taken as a whole to another Person or group may be uncertain.

Selection and notice

If less than all of the notes of a series are to be redeemed at any time, the Trustee will select notes of that series for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain covenants

Limitation on restricted payments

We will not, and will not permit any of our Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving us or any of our Subsidiaries) except:

(a) dividends or distributions payable in its Capital Stock (other than Disqualified Stock); and

(b) dividends or distributions payable by any of our Subsidiaries on a pro rata basis (or on more favorable terms from the perspective of us and our Subsidiaries); or

(2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of ours (including in connection with any merger or consolidation) held by Persons other than us or any of our Subsidiaries (other than in exchange for our Capital Stock (other than Disqualified Stock));

(any such payments or actions referred to in clauses (1) or (2) shall be referred to herein as a “Restricted Payment”), if at the time we or such Subsidiary makes such Restricted Payment:

(a) a Default shall have occurred and be continuing (or would result therefrom);

(b) on a pro forma basis after giving effect to such Restricted Payment and any transaction related thereto, the Consolidated Debt Ratio would have exceeded 5.75 to 1.0; or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding clauses (1), (2) and (5) through (10) below) would exceed the sum of:

(i) our EBITDA, minus 140% of our Consolidated Interest Expense, in each case for the period (taken as one accounting period) beginning on the first day of our first full fiscal quarter after the closing of the Merger to the end of our most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment;

(ii) 100% of the fair market value of any property or assets (other than Disqualified Stock) and the aggregate net cash proceeds in each case received by us or any of our Subsidiaries (other than Excluded Project Subsidiaries) since the Issue Date in exchange for Qualifying Equity Interests or from the issue or sale of Qualifying Equity Interests or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities issued by us that have been converted into or exchanged for such Qualifying Equity Interests by a Person that is not one of our Subsidiaries; and

(iii) 100% of the amount by which our Indebtedness or the Indebtedness of our Subsidiaries (other than Excluded Project Subsidiaries) is reduced on our balance sheet upon the conversion or exchange (other than by a Subsidiary of ours) subsequent to the closing date of the Merger of any Indebtedness of ours or our Subsidiaries (other than Excluded Project Subsidiaries) convertible or exchangeable for our Capital Stock (other than Disqualified Stock) (less the amount of any cash, or the fair market value of any other property, distributed by us upon such conversion or exchange).

The provisions of the preceding paragraph will not prohibit:

(1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of our Capital Stock or Disqualified Stock made by, exchange for, or out of the proceeds of the substantially concurrent sale of, our Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to, or a capital contribution by, any of our Subsidiaries or an employee stock ownership plan or similar trust to the extent such sale to, or contribution by, an employee stock ownership plan or similar trust is financed by loans from or guaranteed by us or any of our Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or a cash capital contribution to us; provided, however, that the net cash proceeds from such sale of Capital Stock or capital contributions will be excluded from clause (c)(ii) of the preceding paragraph;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of ours or any of our Subsidiaries made by, exchange for, or out of the proceeds of the substantially concurrent sale of Disqualified Stock of ours or such Subsidiary, as the case may be;

(3) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(4) so long as no Default or Event of Default has occurred and is continuing,

(a) (i) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of ours or any of our Subsidiaries held by any current or former officer, director or employee (or any estate, heir or assigns of any such person) of us or of any of our Subsidiaries pursuant to any equity subscription agreement, stock option agreement, severance agreement, shareholders’ agreement or similar agreement or employee benefit plan or (ii) the cancellation of Indebtedness owing to us or any of our Subsidiaries from any current or former officer, director or employee (or any estate, heir or assigns of any such person) of us or of any of our Subsidiaries in connection with a repurchase of Capital Stock of ours or any of our Subsidiaries; provided that the aggregate price paid for the actions in clause (i) may not exceed $3 million in any twelve-month period and $25 million in the aggregate since the Issue Date; provided, further that (A) such amount in any calendar year may be increased by the cash proceeds of “key man” life insurance policies received by, or contributed to, us and our Subsidiaries after the Issue Date less any amount previously applied to the making of Restricted Payments pursuant to this clause (A) and (B) cancellation of Indebtedness owing to us or any of our Subsidiaries from employees, officers, directors and consultants (or any estate, heir or assigns of any such person) of us or any of our Subsidiaries in connection with a repurchase of Capital Stock of us or of any of our Subsidiaries from such Persons shall be permitted under this clause (a) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto; and

(b) loans or advances to employees or directors of us or any of our Subsidiaries, the proceeds of which are used to purchase Capital Stock of us in an aggregate amount not in excess of $25 million at any one time outstanding (loans or advances that are forgiven shall continue to be deemed outstanding);

(5) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of ours or any of our Subsidiaries or Preferred Stock of us or any of our Subsidiaries issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(6) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock in connection with the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon the vesting of such grant or award;

(7) payments to holders of our Capital Stock in lieu of the issuance of fractional shares of our Capital Stock;

(8) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right, in an aggregate amount not to exceed $2 million since the Issue Date, of any rights granted pursuant to any shareholders’ rights plan adopted; provided that such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a senior financial officer);

(9) dividends, distributions, redemptions and repurchases of Capital Stock in connection with the Merger, including, without limitation, the repurchase or redemption of preferred stock of GenOn Americas, Inc. (formerly known as Mirant Americas, Inc.) and repurchases of Capital Stock pursuant to employee plans and agreements; and

(10) so long as no Default or Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed $250 million since the Issue Date.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by us or such Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount. The fair market value of (i) any non-cash Restricted Payment required to be valued by the covenant described in this section and (ii) property or assets received by us from the issue or sale of our Capital Stock or capital contributions shall be determined conclusively by our Board of Directors acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by our Board of Directors to exceed $50.0 million. Not later than the date of making any non-cash Restricted Payment or including the fair market value of any property or assets in a calculation pursuant to clause (c)(ii) of the first paragraph, as the case may be, we shall deliver to the Trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant “Restricted Payments” were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Suspension of the restricted payment covenant

During any period of time that: (i) the Consolidated Debt Ratio is not greater than 3.25 to 1.0 and (ii) no Default or Event of Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), we and our Subsidiaries will not be subject to the covenant described above under “— Limitation on restricted payments” (the “Suspended Covenant”).

In the event that we and our Subsidiaries are not subject to the Suspended Covenant for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) we exceed the Consolidated Debt Ratio described above or a Default or an Event of Default occurs and is continuing, then we and our Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events. The period of time between the suspension date and the Reversion Date is referred to in this description as the “Suspension Period”. Notwithstanding that the Suspended Covenant may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenant during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “— Limitation on restricted payments” will be made as though the covenant described under “— Limitation on restricted payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “— Limitation on restricted payments”.

Liens

The Indenture provides that we will not, and will not permit any of our Subsidiaries (except for any Excluded Project Subsidiary) to, create or permit to exist any Lien upon any property or assets at any time owned by us or any of our Subsidiaries (except for any Excluded Project Subsidiary) to secure any indebtedness for money borrowed (which in no event shall include GenOn Mid-Atlantic, LLC (formerly known as Mirant Mid-Atlantic, LLC) leveraged leases, GenOn REMA, LLC (formerly known as RRI Mid-Atlantic Power Holdings, LLC) leveraged leases or any other capital leases or operating leases) that is incurred, issued, assumed or guaranteed by us or any of our Subsidiaries (except for any Excluded Project Subsidiary) (“Indebtedness”), except the Lien of the Escrow Agent on the escrowed funds and any Lien contemplated under the Escrow Agreement, without providing for the notes to be equally and ratably secured with (or prior to) any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured, for so long as such Indebtedness is so secured; provided, however, that this restriction will not apply to, or prevent the creation or existence of:

(1) Existing Liens;

(2) purchase money Liens securing Indebtedness having a principal amount that does not exceed the cost or value of the purchased property (including any Liens securing acquired indebtedness, provided that such Liens are not created in connection with, or in contemplation of, such acquisition);

(3) Liens in favor of us or our Subsidiaries;

(4) other Liens securing Indebtedness having an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not to exceed 15% of our Consolidated Net Tangible Assets (measured on a pro forma basis including a pro forma application of the proceeds of such Indebtedness); and

(5) Refinancing Liens.

If we or any of our Subsidiaries (except for any Excluded Project Subsidiaries) propose to create or permit to exist a Lien on any property or assets at any time owned by us or any of our Subsidiaries (except for any Excluded Project Subsidiaries) to secure any Indebtedness, other than as permitted by clauses (1) through (5) of the previous paragraph, we will give prior written notice thereof to the Trustee, who will give notice to the holders of notes, and we will further agree, prior to or simultaneously with the creation of such Lien, to effectively secure all the notes equally and ratably with (or prior to) such other Indebtedness for so long as such other Indebtedness is so secured.

Merger, consolidation or sale of assets

The Indenture provides that we may not, directly or indirectly (1) consolidate or merge with or into another Person (whether or not we are the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our or our Subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another Person, unless:

(1) either (a) we are the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the notes pursuant to a supplemental indenture duly executed by the Trustee; and

(2) the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the notes and the Indenture pursuant to a supplemental indenture or other documents and agreements reasonably satisfactory to the Trustee.

In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other Person.

This “Merger, consolidation or sale of assets” covenant will not apply to:

(1) the Merger;

(2) the Escrow Merger;

(3) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct holding company of the Company; or

(4) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

Reports

Whether or not required by the Commission’s rules and regulations, so long as any notes are outstanding, we will furnish to the holders of notes or cause the Trustee to furnish to the holders of notes:

(1) within 90 days of the end of each fiscal year and within 60 days of the end of each fiscal quarter, all annual and quarterly reports that would be required to be filed with the Commission on Forms 10-K and 10-Q if we were required to file such reports; and

(2) within the time periods specified in the Commission’s rules and regulations that would be applicable if we were subject to such rules and regulations, all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports.

All such reports will be prepared, within the time periods specified above, in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on our consolidated financial statements by our independent registered public accounting firm or independent auditors. In addition, we will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in clauses (1) and (2) above (unless the Commission will not accept such a filing). We agree that we will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept our filings for any reason, we will use our reasonable best efforts to post the reports referred to in the preceding paragraph on our website within the time periods specified above. To the extent such filings are made, the reports will be deemed to be furnished to the Trustee and holders of notes on the date filed.

Events of default and remedies

Each of the following will constitute an “Event of Default” under the Indenture with respect to a series of notes:

(1) default for 30 days in the payment when due of interest on the notes of such series;

(2) default in payment when due of the principal of, or premium, if any, on the notes of such series;

(3) failure by us or any of our Subsidiaries for 90 days after notice from the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of such series to comply with any of the other agreements in the Indenture;

(4) the acceleration of the maturity of any Indebtedness for money borrowed (other than the notes of such series) by us or any of our Significant Subsidiaries (other than any Excluded Project Subsidiary) having an aggregate principal amount outstanding in excess of 5% of our Consolidated Net Tangible Assets (measured on a pro forma basis after giving effect to the Transactions), if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after the date of such acceleration;

(5) failure by us or any of our Significant Subsidiaries to pay final and non-appealable judgments aggregating in excess of 5% of our Consolidated Net Tangible Assets (measured on a pro forma basis after giving effect to the Transactions), which judgments are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 90 days; and

(6) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all notes of each series that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to the notes of such series, the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare all of the notes of such series to be due and payable immediately.

Subject to certain limitations, holders of a majority in principal amount of the outstanding notes of a series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of notes of such series notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing under the Indenture, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of the notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note of a series may pursue any remedy with respect to the Indenture or the notes of such series unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the outstanding notes of such series have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the outstanding notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the outstanding notes of a series may, by notice to the Trustee, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, any notes of such series.

We are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, we are required to deliver to the Trustee a statement specifying such Default or Event of Default.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal defeasance and covenant defeasance

The Indenture provides that, we may at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes of a series (“Legal Defeasance”) except for:

(1) the rights of holders of the notes of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on the notes when such payments are due from the trust referred to below;

(2) our obligations with respect to the notes of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee for the notes of that series, and our obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the Indenture for the notes of that series.

The Indenture provides that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding notes of a series released with respect to certain covenants (including our obligation to make Change of Control Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes of that series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “— Events of default and remedies” will no longer constitute an Event of Default with respect to the notes of that series.

The Indenture also provides that, in order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of all notes subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the then outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to the notes must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance may not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries are bound;

(6) we must deliver to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(7) we must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the notes of any series and the provisions of the Indenture may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding notes of that series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes of such series), and any existing default or compliance with any provision of the notes or the Indenture may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes of that series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes).

With respect to the notes of any series, without the consent of each holder of notes of such series affected, an amendment, supplement or waiver may not (with respect to any such notes held by a non-consenting holder):

(1) reduce the principal amount of such notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such note, or reduce the premium payable upon the redemption of the notes as described under the caption “— Optional redemption”;

(3) reduce the rate of or change the time for payment of interest on any such note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium on such notes (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of such notes and a waiver of the payment default that resulted from such acceleration);

(5) make any such note payable in currency other than that stated in such notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of such notes to receive payments of principal of, or interest or premium on such notes;

(7) make any change in the preceding amendment and waiver provisions; or

(8) make any change to the provisions of the Indenture providing for a special mandatory redemption that would adversely affect the rights of any holders of the notes of such series to receive escrowed funds.

Notwithstanding the preceding, without the consent of any holder of notes, we and the Trustee may amend or supplement the Indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of our obligations to holders of notes in the case of a merger or consolidation or sale, assignment, transfer, conveyance or other disposition of all or substantially all of our and our Subsidiaries’ properties or assets taken as a whole;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to conform the text of the Indenture or the notes to any provision of this “Description of notes” to the extent that such provision in this “Description of notes” was intended to be a verbatim recitation of a provision of the Indenture or the notes outstanding thereunder;

(7) to evidence and provide for the acceptance and appointment under the Indenture of successor trustees pursuant to the requirements thereof;

(8) to provide for the issuance of Additional Notes; or

(9) to provide for the issuance of Exchange Notes.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

(b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of notes, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default under the Indenture has occurred and is continuing with respect to the notes on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3) we have paid or caused to be paid all sums payable by us under the Indenture with respect to the notes; and

(4) we have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received, in respect of any such claim, as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue (if such Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in principal amount of the outstanding notes of such series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy with respect to the notes of such series available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to such provisions, the

Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Available information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to GenOn Energy, Inc., 1000 Main Street, Houston, Texas 77002, Attention: Investor Relations.

Governing law

The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, a Person will be deemed to be an Affiliate if the Company has knowledge that such Person beneficially owns 10% or more of the Voting Stock of the Company; provided, further, that the Company will only be deemed to have knowledge of any Person beneficially owning 10% or more of the Company’s Voting Stock if such Person has filed a Statement of Beneficial Ownership pursuant to Sections 13(d) or 13(g) of the Exchange Act or has provided written notice thereof to the Company. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of such note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the payment of principal on the maturity date of the note plus (ii) all required interest payments due on the note through the maturity thereof (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Applicable Treasury Rate as of such redemption date plus 50 basis points in the case of each of the 2018 notes and the 2020 notes; over

(b) the principal amount of such note.

“Applicable Treasury Rate” means, as of any redemption date for any notes, the yield to maturity, as of such redemption date of United States Treasury securities, with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the maturity date of the notes; provided, however, that if the period from the redemption date to the maturity date of the notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors (or person or entity serving a similar function) of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or board of directors; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; provided, however, that a reorganization transaction in which a parent entity of the Company is formed and no “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such parent entity shall not be deemed to be a Change of Control;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding, immediately prior to such transaction, is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person, constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Debt Ratio” means as of any date of determination, the ratio of (1) our Consolidated Total Indebtedness as of the applicable ratio calculation date to (2) our EBITDA for the period of four consecutive fiscal quarters ended prior to such date.

“Consolidated Interest Expense” means, for any Person for any period, with reference to the Person’s consolidated financial statements, the aggregate of interest expense accrued during such period by such Person and its Subsidiaries on a consolidated basis on Indebtedness plus the amount of interest which was capitalized, less the sum of, without duplication, (a) the total interest income of such Person and its Subsidiaries (other than Excluded Project Subsidiaries), and (b) the interest expense attributable to Indebtedness of any Excluded Project Subsidiary.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets of the Company and its subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Company’s financial statements are available, less the sum of:

(1) the Company’s consolidated current liabilities as of such quarter end, determined on a consolidated basis in accordance with GAAP; and

(2) the Company’s consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate outstanding Indebtedness of us and our Subsidiaries and (2) the aggregate amount of all of our outstanding Disqualified Stock and all preferred stock of our Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case, determined on a consolidated basis in accordance with GAAP.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or preferred stock means the price at which such Disqualified Stock or preferred stock could be redeemed or repurchased by the issuer thereof in accordance with its terms at the option of the holder thereof, in each case, determined on any date on which Consolidated Total Indebtedness shall be required to be determined.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

Under a recent Delaware Chancery Court interpretation of the foregoing definition of “Continuing Directors,” a Board of Directors may approve, for purposes of such definition, a slate of shareholder-nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our Board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger your right to require us to purchase your notes as described under the caption “— Offer to purchase upon Change of Control”.

“Covenant Defeasance” has the meaning described above under the caption “— Legal defeasance and covenant defeasance.”

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature (other than pursuant to a change of control provision substantially similar to that described under the caption “— Offer to purchase upon Change of Control”).

“EBITDA” means, for any period, with reference to our consolidated financial statements, income from continuing operations before income taxes and non-controlling interest; plus (1) depreciation and amortization; plus (2) Consolidated Interest Expense; plus (3) cash dividends or distributions actually received by us or any of our Subsidiaries during such period from any entity which is not a consolidated Subsidiary or any Subsidiary whose income is excluded pursuant to the third sentence hereof. “EBITDA” shall not include the effect of gains or losses on sales or dispositions of assets; non-recurring items (including, for the avoidance of doubt, restructuring expenses); non-cash expenses and non-cash gains or losses, including as a result of hedge transactions being marked to market, but shall include cash payments and receipts from and in respect of settlement of Swap Agreements. Except to the extent provided in clause (3) of the first sentence hereof, “EBITDA” shall not include the effect of any income from continuing operations before income taxes and non-controlling interest attributable to (a) any Excluded Project Subsidiary and (b) any of our other Subsidiaries to the extent that such other Subsidiary is prohibited from making distributions or dividends as of the date of determination (unless such prohibition arises solely from the requirement under the MIRMA Lease that MIRMA and its Subsidiaries deliver financial statements for the most recently completed fiscal year or fiscal quarter and the date of determination is less than 90 or 60 days, respectively, from the end of such fiscal year or fiscal quarter). In addition, for purposes of calculating EBITDA, the amounts accrued as rent expense under the MIRMA Lease and REMA Lease shall be treated as operating expenses for purposes of determining income from continuing operations, and no portion of such amounts shall be treated as Consolidated Interest Expense or principal amortization, such that, to the extent possible, the treatment of the obligations under the MIRMA Lease and REMA Lease as such obligations are treated on the closing date of the Merger is preserved. If during any period for which EBITDA is being determined, we or any of our Subsidiaries shall have (i) made or consummated any acquisition for gross consideration of $10,000,000 or more (including debt assumed), then EBITDA shall be determined on a pro forma basis for such period as if such acquisition had been made or consummated as of the beginning of the first day of such period or (ii) made or consummated any asset sale that is not fully included in discontinued operations, then EBITDA shall be determined on a pro forma basis for such period as if such asset sale had been made or consummated as of the beginning of the first day of such period. EBITDA for periods prior to the closing date of the Merger will be estimated in good faith by us giving pro forma effect to the Merger.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Escrow Account” means a segregated account, under the sole control of the Trustee, that includes only cash and Government Securities, the proceeds thereof and interest earned thereon, free from all Liens other than any Liens in favor of the holders of notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means any notes issued in exchange for notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Project Subsidiary” means Mirant Marsh Landing or any Subsidiary of the Company whose principal purpose is the construction, acquisition or operation of a project, and whose debt is without recourse or liability to the Company or any of its other Subsidiaries (except (i) recourse against another Excluded Project Subsidiary, including any direct or indirect parent entity of any Excluded Project Subsidiary substantially all the assets of which consist of the equity of one or more Excluded Project Subsidiaries and (ii) recourse against the equity of an Excluded Project Subsidiary pledged by the Company or any of its Subsidiaries to secure the debt of such Excluded Project Subsidiary or any Subsidiary of such Excluded Project Subsidiary).

“Existing Liens” means Liens on the property or assets of the Company or any of its Subsidiaries securing Indebtedness outstanding or committed to be funded on the closing date of the Merger, including, without limitation, Indebtedness outstanding or committed to be funded under the New Credit Facilities.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another such entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees, the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

“Indebtedness” has the meaning described above under the caption “— Certain covenants— Liens.”

“Initial Purchasers” means J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. Morgan Stanley & Co, RBC Capital Markets Corporation and RBS Securities Inc.

“Issue Date” means the date on which the notes of each series are initially issued.

“Legal Defeasance” has the meaning described above under the caption “— Legal defeasance and covenant defeasance.”

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such property or asset.

“Merger” means the merger of RRI Energy Holdings, Inc., a direct wholly-owned subsidiary of RRI, with and into Mirant, with Mirant continuing as the surviving corporation and a wholly-owned subsidiary of RRI pursuant to the Agreement and Plan of Merger, dated as of April 11, 2010, among RRI, Mirant and RRI Energy Holdings, Inc.

“Mirant” means Mirant Corporation, a Delaware corporation, and not to any of its subsidiaries.

“Mirant Marsh Landing” means Mirant Marsh Landing, LLC and its subsidiaries.

“MIRMA” means Mirant Mid-Atlantic, LLC, a Delaware limited liability company, or any successor thereto.

“MIRMA Lease” means, collectively, the obligations of MIRMA as facility lessee under the eleven facility lease agreements, each dated as of December 19, 2000, and under the related participation agreements and other documents executed in connection therewith, in each case as amended, modified or supplemented from time to time.

“New Credit Facilities” means the new Credit Agreement among GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), as borrower, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other agents party thereto, or the proposed new senior secured revolving credit facility and term loan facility governed thereby.

“PEDFA Bond Indebtedness” means Indebtedness outstanding on the date of the indenture incurred by the Company or guaranteed by the Company in tax-exempt industrial development bond financings, the proceeds of which were used to finance the development, construction or acquisition of the 520 MW coal facility and related assets owned by Reliant Energy Wholesale Generation LLC and located in New Florence, Indiana County, Pennsylvania.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualifying Equity Interests” means Equity Interests of us other than Disqualified Stock.

“Refinancing Liens” means Liens granted in connection with extending, renewing, replacing or refinancing in whole or in part any Indebtedness secured by Liens described in clauses (1) through (4) of the covenant described above under the caption “— Liens”; provided that Refinancing Liens do not (i) extend to property or assets other than property or assets of the type that were subject to the original Lien or (ii) secure Indebtedness having a principal amount in excess of the amount of Indebtedness being extended, renewed, replaced or refinanced.

“Refinancing Transactions” means (1) the Company having repaid all borrowings under Mirant North America, LLC’s senior secured term loan, (2) the Company having redeemed (or having sufficient amounts to redeem) $850 million aggregate principal amount of Mirant North America, LLC’s senior unsecured notes and $279 million aggregate principal amount of RRI senior secured notes and (3) the Company having defeased the PEDFA Bond Indebtedness.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the notes dated as of the Issue Date, among RRI and the Initial Purchasers and, with respect to any Additional Notes, one or more registration rights agreement among the Company and the other parties thereto, relating to the rights given by the Company to the purchasers of such Additional Notes to register such Additional Notes under the Securities Act.

“REMA” means RRI Energy Mid-Atlantic Power Holdings, LLC, a Delaware limited liability company, or any successor thereto.

“REMA Lease” means, collectively, the obligations of REMA as facility lessee under the three facility lease agreements, each dated as of August 24, 2000, and under the related participation agreements and other documents executed in connection therewith, in each case as amended, modified or supplemented from time to time.

“RRI” means RRI Energy, Inc., a Delaware corporation, and not to any of its subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the date of the Indenture; provided that clause (3) of such definition will be disregarded.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or purchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of us or any of our Subsidiaries shall be a “Swap Agreement”.

“Transactions” means the Merger, the Escrow Merger, the Assumption and the Refinancing Transactions.

“Voting Stock” of any Person, as of any date, means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Book-entry, delivery and form

The Exchange Notes will be initially represented by one or more notes in registered global form without interest coupons (the “Global Notes”). The Global Notes will be deposited with the trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for the credit to an account of a direct or indirect participant in DTC as described below. We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC, Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Each of Euroclear and Clearstream will appoint a DTC participant to at as its depositary for the interests in the Global Notes that are held within DTC for the account of each settlement system on behalf of its participants.

All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchaser; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clear-stream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

Certain United States federal income tax considerations

The exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer will not constitute a “significant modification” of the Restricted Note for United States federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the Restricted Note in the hands of such holder. As a result, there will be no United States federal income tax consequences to a holder who exchanges a Restricted Note for an Exchange Note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Note as it had in the Restricted Note immediately before the exchange. A holder who does not exchange its Restricted Note for an Exchange Note pursuant to the exchange offer will not recognize any gain or loss, for United States federal income tax purposes, upon consummation of the exchange offer.

Plan of distribution

Each broker or dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker or dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where the Restricted Notes were acquired as a result of market-making activities or other trading activities.

We have agreed that, for a period of up to 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. A broker-dealer intending to use this prospectus in the resale of Exchange Notes must so notify us on or prior to the expiration date.

We may, in certain cases, issue a notice suspending the use of the registration statement of which this prospectus forms a part. If we do so, the period during which the registration statement must remain effective will be extended for a number of days equal to the number of days the registration statement was in suspense.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through the writing of options on the Exchange Notes or a combination of such methods of resale.

These resales may be made:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker or dealer that resells Exchange Notes that were received by it for its own account in the exchange offer may be deemed to be an underwriter within the meaning of the Securities Act.

Any profit on any resale of Exchange Notes and any commissions or concessions received by any broker or dealer may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of its outstanding notes directly from us and any broker or dealer that participates in a distribution of the Exchange Notes:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993) and therefore may not participate in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Restricted Notes.

For a period of not less than 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

Legal matters

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York represents us in connection with this exchange offer.

Experts

The consolidated financial statements and financial statement schedules of GenOn Energy, Inc as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

GenOn Energy, Inc. is organized under the laws of State of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Article SEVENTH of our Third Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company; provided, however, that such article does not eliminate or limit the liability of such a director (1) for any breach of such director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, as the same exists or as such provision may be amended, supplement or replaced, or (4) for any transactions from which such director derived an improper personal benefit.

Set forth below are material provisions of Article VI of our bylaws that authorize the indemnification of directors and officers:

•	Section 1 of Article VI provides that our directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law. No person, however, shall be entitled to indemnification or advancement of expenses under Article VI with respect to any proceeding, or any matter therein, brought or made by such person against the Company.

•	Section 12 of Article VI provides that the rights of indemnification and advancement of expenses as provided by Article VI shall not be deemed exclusive of any other rights to which such person may at any time be entitled to under applicable law, the Restated Certificate of Incorporation of the Company, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.

•	Section 13 of Article VI provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under applicable law.

Item 21.	Exhibits and Financial Statement Schedules

Reference is made to the attached Exhibit Index.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on March 30, 2011.

GENON ENERGY, INC.

By:	/s/ Edward R. Muller
Name:     Edward R. Muller

Title:	Chairman and Chief Executive Officer

Know all men by these presents, that each of the undersigned directors and officers of the Registrant, a Delaware corporation, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, hereby constitutes and appoints Michael L. Jines and Mark M. Jacobs, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments or supplements, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward R. Muller Edward R. Muller	Chairman and Chief Executive Officer	March 30, 2011

/s/ J. William Holden III J. William Holden III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2011

/s/ Thomas C. Livengood Thomas C. Livengood	Senior Vice President and Controller (Principal Accounting Officer)	March 30, 2011

/s/ E. William Barnett E. William Barnett	Director	March 30, 2011

/s/ Terry G. Dallas Terry G. Dallas	Director	March 30, 2011

/s/ Mark M. Jacobs Mark M. Jacobs	Director	March 30, 2011

Signature	Title	Date

/s/ Thomas H. Johnson Thomas H. Johnson	Director	March 30, 2011

/s/ Steven L. Miller Steven L. Miller	Director	March 30, 2011

/s/ Edward R. Muller Edward R. Muller	Director	March 30, 2011

/s/ Robert C. Murray Robert C. Murray	Director	March 30, 2011

/s/ Laree E. Perez Laree E. Perez	Director	March 30, 2011

/s/ Evan J. Silverstein Evan J. Silverstein	Director	March 30, 2011

/s/ William L. Thacker William L. Thacker	Director	March 30, 2011

EXHIBIT INDEX

Exhibit
No.		Exhibit Name

2.1		Agreement and Plan of Merger by and among RRI Energy, Inc., RRI Energy Holdings, Inc. and Mirant Corporation, dated at April 11, 2010 (Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed April 12, 2010)
2.2		Letter Agreement dated at April 30, 2009 re: Effectiveness of the Closing of the Membership Interest Purchase Agreement by and between Reliant Energy, Inc. and NRG Retail LLC, dated at February 28, 2009 (Incorporated herein by reference to Exhibit 2.4 to the Registrant’s Quarterly Report on Form 10-Q filed May 11, 2009)
2.3		Letter Agreement dated at April 28, 2009 re: Sections 3.2(i), 7.12, 7.13(b) and 7.20 of the Membership Interest Purchase Agreement by and between Reliant Energy, Inc. and NRG Retail LLC, dated at February 28, 2009 (Incorporated herein by reference to Exhibit 2.3 to the Registrant’s Quarterly Report on Form 10-Q filed May 11, 2009)
2.4		Letter Agreement dated at April 9, 2009 re: Section 7.9(iv) of the Membership Interest Purchase Agreement by and between Reliant Energy, Inc. and NRG Retail LLC, dated at February 28, 2009 (Incorporated herein by reference to Exhibit 2.2 to the Registrant’s Quarterly Report on Form 10-Q filed May 11, 2009)
2.5		Letter Agreement dated at March 24, 2009 re: Section 7.11 of the Membership Interest Purchase Agreement by and between Reliant Energy, Inc. and NRG Retail LLC, dated at February 28, 2009 (Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q filed May 11, 2009)
2	.6†	LLC Membership Interest Purchase Agreement by and between Reliant Energy, Inc. and NRG Retail LLC, dated at February 28, 2009 (Incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)
2	.7†	Asset Purchase Agreement for Bighorn Power Plant by and among Reliant Energy Wholesale Generation, LLC, Reliant Energy Asset Management, LLC and Nevada Power Company, dated at April 21, 2008 (Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Quarterly Report Form 10-Q filed May 1, 2008)
2.8		Amendment No. 1 to Asset Purchase Agreement for Bighorn Power Plant by and among Reliant Energy Wholesale Generation, LLC, Reliant Energy Asset Management, LLC and Nevada Power Company, dated at May 12, 2008 (Incorporated herein by reference to Exhibit 2.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 5, 2008)
2	.9†	Asset Purchase Agreement by and among Reliant Energy Channelview LP, Reliant Energy Services Channelview LLC and GIM Channelview Cogeneration, LLC, entered into June 9, 2008 and dated at April 3, 2008 (Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 5, 2008)
2.10		Purchase and Sale Agreement between Mirant International Investments, Inc. and Marubeni Caribbean Power Holdings, Inc., dated at April 17, 2007 (Incorporated herein by reference to Exhibit 2.1 to the Mirant Corporation Current Report on Form 8-K filed April 18, 2007)
2.11		Purchase and Sale Agreement by and between Mirant Americas, Inc. and LS Power Acquisition Co. I, LLC, dated at January 15, 2007 (Incorporated herein by reference to Exhibit 2.1 to the Mirant Corporation Current Report on Form 8-K filed January 18, 2007)
2.12		Stock and Note Purchase Agreement by and among Mirant Asia-Pacific Ventures, Inc., Mirant Asia-Pacific Holdings, Inc., Mirant Sweden International AB (publ), and Tokyo Crimson Energy Holdings Corporation, dated at December 11, 2006 (Incorporated herein by reference to Exhibit 2.1 to the Mirant Corporation Current Report on Form 8-K filed December 13, 2006)
3.1		Third Restated Certificate of Incorporation of Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 2, 2007)
3.2		Certificate of Amendment to the Third Restated Certificate of Incorporation of Registrant, dated at December 3, 2010 (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form S-8 filed December 3, 2010)
3.3		Seventh Amended and Restated Bylaws of Registrant, dated at December 3, 2010 (Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form S-8 filed with the Securities and Exchange Commission on December 3, 2010)

Exhibit
No.	Exhibit Name

4.1	Specimen Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A Amendment No. 5, Registration No. 333-48038)
4.2	Rights Agreement between Reliant Resources, Inc. and The Chase Manhattan Bank, as Rights Agent, including a form of Rights Certificate, dated at January 15, 2001 (Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A Amendment No. 8, Registration No. 333-48038)
4.3	Amendment No. 1 to Rights Agreement, by and between RRI Energy, JPMorgan Chase Bank, N.A., and Computershare Trust Company, N.A., dated at November 23, 2010 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed November 23, 2010)
4.4	Senior Indenture among Reliant Energy, Inc. and Wilmington Trust Company, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed December 27, 2004, File No. 001-16455)
4.5	First Supplemental Indenture relating to the 6.75% Senior Secured notes due 2014, among Reliant Energy, Inc., the Guarantors listed therein and Wilmington Trust Company, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed December 27, 2004, File No. 001-16455)
4.6	Second Supplemental Indenture relating to the 6.75% Senior Secured notes due 2014, among Reliant Energy, Inc., the Guarantors listed therein and Wilmington Trust Company, dated at September 21, 2006 (Incorporated herein by reference to Exhibit 4.18 to the Registrant’s Annual Report on Form 10-K filed February 28, 2007)
4.7	Third Supplemental Indenture relating to the 6.75% Senior Secured notes due 2014, among Reliant Energy, Inc., the Guarantors listed therein and Wilmington Trust Company, dated at December 1, 2006 (Incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed December 7, 2006)
4.8	Sixth Supplemental Indenture relating to the 6.75% Senior Secured notes due 2014, among RRI Energy, Inc., The Guarantors listed therein and Wilmington Trust Company, dated at June 1, 2009 (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed November 5, 2009)
4.9	Seventh Supplemental Indenture relating to the 6.75% Senior Secured notes due 2014, among RRI Energy, Inc., the Guarantors listed therein and Wilmington Trust Company, dated at August 20, 2009 (Incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed August 24, 2009)
4.10	Eighth Supplemental Indenture relating to the 6.75% Senior Secured notes due 2014, among RRI Energy, Inc., the Guarantors listed therein and Wilmington Trust Company, dated at December 1, 2009 (Incorporated herein by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
4.11	Indenture between Orion Power Holdings, Inc. and Wilmington Trust Company, dated at April 27, 2000 (Incorporated herein by reference to Exhibit 4.1 to the Orion Power Holdings, Inc. Registration Statement on Form S-1, Registration No. 333-44118)
4.12	Fourth Supplemental Indenture relating to the 7.625% Senior notes due 2014, among Reliant Energy, Inc., the Guarantors listed therein and Wilmington Trust Company, dated at June 13, 2007 (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed June 15, 2007)
4.13	Fifth Supplemental Indenture relating to the 7.875% Senior notes due 2017, among Reliant Energy, Inc., the Guarantors listed therein and Wilmington Trust Company, dated at June 13, 2007 (Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed June 15, 2007)
4.14	Indenture between Mirant Americas Generation, Inc. and Bankers Trust Company, as trustee, relating to Senior Notes, dated at May 1, 2001 (Incorporated herein by reference to Exhibit 4.1 to the Mirant Americas Generation, Inc. Registration Statement on Form S-4, Registration No. 333-63240)
4.15	Second Supplemental Indenture relating to Senior Notes 8.300% due 2011, dated at May 1, 2001 (Incorporated herein by reference to Exhibit 4.3 to the Mirant Americas Generation, Inc. Registration Statement on Form S-4, Registration No. 333-63240)

Exhibit
No.		Exhibit Name

4.16		Third Supplemental Indenture from Mirant Americas Generation, Inc. to Bankers Trust Company, relating to 9.125% Senior Notes due 2031, dated at May 1, 2001 (Incorporated herein by reference to Exhibit 4.4 to the Mirant Americas Generation, Inc. Registration Statement on Form S-4, Registration No. 333-63240)
4.17		Fifth Supplemental Indenture from Mirant Americas Generation, Inc. to Bankers Trust Company, dated at October 9, 2001 (Incorporated herein by reference to Exhibit 4.6 to the Mirant Americas Generation, Inc. Registration Statement on Form S-4/A Amendment No. 1, Registration No. 333-85124)
4.18		Form of Sixth Supplemental Indenture from Mirant Americas Generation LLC to Bankers Trust Company, dated at November 1, 2001 (Incorporated herein by reference to Exhibit 4.6 to the Mirant Corporation Annual Report on Form 10-K filed February 27, 2009)
4.19		Form of Seventh Supplemental Indenture from Mirant Americas Generation LLC to Wells Fargo Bank National Association, dated at January 3, 2006 (Incorporated herein by reference to Exhibit 4.1 to the Mirant Americas Generation, LLC Quarterly Report on Form 10-Q filed May 14, 2007)
4.20		Senior Note Indenture between Mirant North America, LLC, Mirant North America Escrow, LLC, MNA Finance Corp. and Law Debenture Trust Company of New York, as trustee (Incorporated herein by reference to Exhibit 4.2 to the Mirant Corporation Annual Report on Form 10-K filed March 14, 2006)
4.21		Form of 8.625% Series A Pass Through Certificate (Incorporated herein by reference to Exhibit 4.1 to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4.22		Form of 9.125% Series B Pass Through Certificate (Incorporated herein by reference to Exhibit 4.2 to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4.23		Form of 10.060% Series C Pass Through Certificate (Incorporated herein by reference to Exhibit 4.3 to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.24(a)	Pass Through Trust Agreement A between Southern Energy Mid-Atlantic, LLC and State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee, dated at December 18, 2000 (Incorporated herein by reference to Exhibit 4.4(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.24(b)	Schedule identifying substantially identical agreement to Pass Through Trust Agreement A (Incorporated herein by reference to Exhibit 4.4(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.25(a)	Participation Agreement (L1) among Southern Energy Mid-Atlantic, LLC, as Lessee, Dickerson OL1 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP3 LLC, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated at December 18, 2000 (Incorporated herein by reference to Exhibit 4.5(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.25(b)	Schedule identifying substantially identical agreements to Participation Agreement (Incorporated herein by reference to Exhibit 4.5(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.26(a)	Participation Agreement (L1) among Southern Energy Mid-Atlantic, LLC, as Lessee, Morgantown OL1 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP1 LLC, as Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated at December 18, 2000 (Incorporated herein by reference to Exhibit 4.6a to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.26(b)	Schedule identifying substantially identical agreement to Participation Agreement (Incorporated herein by reference to Exhibit 4.6(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)

Exhibit
No.		Exhibit Name

4	.27(a)	Facility Lease Agreement (L1) between Southern Energy Mid-Atlantic, LLC, as Facility Lessee, and Dickerson OL1 LLC, as Owner Lessor, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 4.7(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.27(b)	Schedule identifying substantially identical agreement to Facility Lease Agreement (Incorporated herein by reference to Exhibit 4.7(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.28(a)	Facility Lease Agreement (L1) between Southern Energy Mid-Atlantic, LLC, as Facility Lessee, and Morgantown OL1 LLC, as Owner Lessor, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 4.8(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.28(b)	Schedule identifying substantially identical agreement to Facility Lease Agreement (Incorporated herein by reference to Exhibit 4.8(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.29(a)	Indenture of Trust, Mortgage and Security Agreement (L1) between Dickerson OL1 LLC, as Lessor, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 4.9(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.29(b)	Schedule identifying substantially identical agreement to Indenture of Trust, Mortgage and Security Agreement (Incorporated herein by reference to Exhibit 4.9(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.30(a)	Indenture of Trust, Mortgage and Security Agreement (L1) between Morgantown OL1 LLC, as Lessor, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 4.10(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.30(b)	Schedule identifying substantially identical agreement to Indenture of Trust, Mortgage and Security Agreement (Incorporated herein by reference to Exhibit 4.10(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.31(a)	Series A Lessor Note Due June 20, 2012 for Dickerson OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 4.11(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.31(b)	Schedule identifying substantially identical Lessor Notes (Incorporated herein by reference to Exhibit 4.11(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.32(a)	Series A Lessor Note Due June 30, 2008, for Morgantown OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 4.12(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.32(b)	Schedule identifying substantially Series A Lessor Notes (Incorporated herein by reference to Exhibit 4.12(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.33(a)	Series B Lessor Note Due June 30, 2015, for Dickerson OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 4.13(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.33(b)	Schedule identifying substantially Lessor Note (Incorporated herein by reference to Exhibit 4.13(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.34(a)	Series B Lessor Note Due June 30, 2017, for Morgantown OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 4.14(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)

Exhibit
No.		Exhibit Name

4	.34(b)	Schedule identifying substantially identical Lessor Notes (Incorporated herein by reference to Exhibit 4.14(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.35(a)	Series C Lessor Note Due June 30, 2020, for Morgantown OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 4.15(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.35(b)	Schedule identifying substantially identical Lessor Notes (Incorporated herein by reference to Exhibit 4.15(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
4	.36(a)	Supplemental Pass Through Trust Agreement A between Mirant Mid-Atlantic, LLC, and State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee, dated at June 29, 2001 (Incorporated herein by reference to Exhibit 4.17(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4/A Registration No. 333-61668)
4	.36(b)	Schedule identifying substantially identical agreements to Supplemental Pass Through Trust Agreement for Supplemental Pass Through Trust Agreement B between Mirant Mid-Atlantic, LLC and State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee, dated at June 29, 2001, and Supplemental Pass Through Trust Agreement C between Mirant Mid-Atlantic, LLC and State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee, dated at June 29, 2001 (Incorporated herein by reference to Exhibit 4.17(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4/A, Registration No. 333-61668)
4.37		Senior Notes Indenture, relating to the 9.5% Senior Notes Due 2018 and the 9.875% Senior Notes Due 2020, by GenOn Escrow Corp. and Wilmington Trust Company as trustee, dated at October 4, 2010 (Incorporated by reference to Exhibit 4.4 to the Mirant Corporation Quarterly Report on Form 10-Q filed November 5, 2010)
4.38		Supplemental Indenture, relating to the 9.5% Senior Notes due 2018 and the 9.875% Senior Notes Due 2020, by GenOn Energy, Inc. and Wilmington Trust Company as trustee, dated at December 3, 2010 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed December 7, 2010)
5	.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10	.1.1(a)	Master Separation Agreement between Reliant Resources, Inc. and Reliant Energy, Incorporated, dated at December 31, 2000 (Incorporated herein by reference to Exhibit 10.1 to the CenterPoint Energy Houston Electric, LLC Quarterly Report on Form 10-Q filed May 14, 2001, File No. 001-03187)
10	.1.1(b)	Schedule to Master Separation Agreement between Reliant Resources, Inc. and Reliant Energy, Incorporated, dated at December 31, 2000 (Incorporated herein by reference to Exhibit 10.1B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.2(a)	Tax Allocation Agreement between Reliant Resources, Inc. and Reliant Energy, Incorporated, dated at December 31, 2000 (Incorporated herein by reference to Exhibit 10.8 to the CenterPoint Energy Houston Electric, LLC Quarterly Report on Form 10-Q filed May 14, 2001, File No. 001-03187)
10	.1.2(b)	Exhibit to Tax Allocation Agreement between Reliant Resources, Inc. and Reliant Energy, Incorporated, dated at December 31, 2000 (Incorporated herein by reference to Exhibit 10.2B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.3	Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, Reliant Energy, Inc., the Subsidiary Guarantors defined therein and J.P. Morgan Trust Company, National Association, as trustee, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed December 27, 2004, File No. 001-16455)

Exhibit
No.		Exhibit Name

10	.1.4(a)	Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, among Reliant Energy, Inc., the Subsidiary Guarantors defined therein and J.P. Morgan Trust Company, National Association, as trustee, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed December 27, 2004, File No. 001-16455)
10	.1.4(b)	Exhibit C Form of Supplement to Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, among Reliant Energy, Inc., the Subsidiary Guarantors defined therein and J.P. Morgan Trust Company, National Association, as trustee, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 10.5B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.5(a)	Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, among Reliant Energy, Inc., the Subsidiary Guarantors defined therein and J.P. Morgan Trust Company, National Association, as trustee, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed December 27, 2004, File No. 001-16455)
10	.1.5(b)	Exhibit C Form of Supplement to Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, among Reliant Energy, Inc., the Subsidiary Guarantors defined therein and J.P. Morgan Trust Company, National Association, as trustee, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 10.6B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.6(a)	Exhibit C Form of Supplement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2003A, among Reliant Energy, Inc., the Subsidiary Guarantors defined therein and J.P. Morgan Trust Company, National Association, as trustee, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed December 27, 2004, File No. 001-16455)
10	.1.6(b)	Exhibit C Form of Supplement to Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2003A, among Reliant Energy, Inc., the Subsidiary Guarantors defined therein and J.P. Morgan Trust Company, National Association, as trustee, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 10.7B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.7(a)	Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2004A, among Reliant Energy, Inc., the Subsidiary Guarantors defined therein and J.P. Morgan Trust Company, National Association, as trustee, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed December 27, 2004, File No. 001-16455)
10	.1.7(b)	Exhibit C Form of Supplement to Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2004A, among Reliant Energy, Inc., the Subsidiary Guarantors defined therein and J.P. Morgan Trust Company, National Association, as trustee, dated at December 22, 2004 (Incorporated herein by reference to Exhibit 10.8B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.8	Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, among Reliant Energy Power Supply, LLC, Reliant Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and J.P. Morgan Trust Company, National Association, as trustee, dated at September 21, 2006 (Incorporated herein by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K filed February 28, 2007)

Exhibit
No.		Exhibit Name

10	.1.9	Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, among Reliant Energy Power Supply, LLC, Reliant Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and J.P. Morgan Trust Company, National Association, as trustee, dated at September 21, 2006 (Incorporated herein by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K filed February 28, 2007)
10	.1.10	Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, among Reliant Energy Power Supply, LLC, Reliant Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and J.P. Morgan Trust Company, National Association, as trustee, dated at September 21, 2006 (Incorporated herein by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K filed February 28, 2007)
10	.1.11	Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2003A, among Reliant Energy Power Supply, LLC, Reliant Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and J.P. Morgan Trust Company, National Association, as trustee, dated at September 21, 2006 (Incorporated herein by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K filed February 28, 2007)
10	.1.12	Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2004A, among Reliant Energy Power Supply, LLC, Reliant Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and J.P. Morgan Trust Company, as trustee, dated at September 21, 2006 (Incorporated herein by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K filed February 28, 2007)
10	.1.13	Second Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, among Reliant Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Trust Company, N.A., as trustee, dated at December 1, 2006 (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed December 7, 2006)
10	.1.14	Second Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, among Reliant Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Trust Company, N.A., as trustee, dated at December 1, 2006 (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed December 7, 2006)
10	.1.15	Second Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, among Reliant Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Trust Company, N.A., as trustee, dated at December 1, 2006 (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed December 7, 2006)
10	.1.16	Second Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2003A, among Reliant Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Trust Company, N.A., as trustee, dated at December 1, 2006 (Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed December 7, 2006)
10	.1.17	Third Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2004A, among Reliant Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Trust Company, N.A., as trustee, dated at December 1, 2006 (Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed December 7, 2006)

Exhibit
No.		Exhibit Name

10	.1.18	Third Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, among RRI Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Trust Company, N.A., as trustee, dated at June 1, 2009 (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed November 5, 2009)
10	.1.19	Third Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, among RRI Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Trust Company, N.A., as trustee, dated at June 1, 2009 (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed November 5, 2009)
10	.1.20	Third Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, among RRI Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Trust Company, N.A., as trustee, dated at June 1, 2009 (Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed November 5, 2009)
10	.1.21	Third Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2003A, among RRI Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Trust Company, N.A., as trustee, dated at June 1, 2009 (Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed November 5, 2009)
10	.1.22	Fourth Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2004A, among RRI Energy, Inc., the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Trust Company, N.A., as trustee, dated at June 1, 2009 (Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed November 5, 2009)
10	.1.23	Fourth Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenues Bonds (Reliant Energy Seward, LLC Project), Series 2002A, among RRI Energy, Inc. the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Mellon Trust Company, N.A., as trustee, dated at August 20, 2009 (Incorporated herein by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed August 24, 2009)
10	.1.24	Fourth Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenues Bonds (Reliant Energy Seward, LLC Project), Series 2002B, among RRI Energy, Inc. the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Mellon Trust Company, N.A., as trustee, dated at August 20, 2009 (Incorporated herein by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed August 24, 2009)
10	.1.25	Fourth Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenues Bonds (Reliant Energy Seward, LLC Project), Series 2003A, among RRI Energy, Inc. the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Mellon Trust Company, N.A., as trustee, dated at August 20, 2009 (Incorporated herein by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed August 24, 2009)
10	.1.26	Fifth Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenues Bonds (Reliant Energy Seward, LLC Project), Series 2004A, among RRI Energy, Inc. the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Mellon Trust Company, N.A., as trustee, dated at August 20, 2009 (Incorporated herein by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed August 24, 2009)

Exhibit
No.		Exhibit Name

10	.1.27	Fifth Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenues Bonds (Reliant Energy Seward, LLC Project), Series 2001A, among RRI Energy, Inc. the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Mellon Trust Company, N.A., as trustee, dated at December 1, 2009 (Incorporated herein by reference to Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.28	Fifth Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenues Bonds (Reliant Energy Seward, LLC Project), Series 2002A, among RRI Energy, Inc. the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Mellon Trust Company, N.A., as trustee, dated at December 1, 2009 (Incorporated herein by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.29	Fifth Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenues Bonds (Reliant Energy Seward, LLC Project), Series 2002B, among RRI Energy, Inc. the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Mellon Trust Company, N.A., as trustee, dated at December 1, 2009 (Incorporated herein by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.30	Fifth Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenues Bonds (Reliant Energy Seward, LLC Project), Series 2003A, among RRI Energy, Inc. the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Mellon Trust Company, N.A., as trustee, dated at December 1, 2009 (Incorporated herein by reference to Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.31	Sixth Supplemental Guarantee Agreement relating to Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenues Bonds (Reliant Energy Seward, LLC Project), Series 2004A, among RRI Energy, Inc. the Subsidiary Guarantors as defined in the Guarantee Agreement and The Bank of New York Mellon Trust Company, N.A., as trustee, dated at December 1, 2009 (Incorporated herein by reference to Exhibit 10.33 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.32(a)	Credit and Guaranty Agreement among Reliant Energy, Inc., as Borrower, the Other Loan Parties referred to therein as guarantors, the lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Merrill Lynch Capital Corporation, and ABN AMRO Bank N.V., as Joint Bookrunners with respect to the Revolving Credit Facility and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Merrill Lynch Capital Corporation and Bear Sterns & Co. Inc., as Joint Bookrunners with respect to the Pre-Funded L/C Facility, dated at June 12, 2007 (Incorporated herein by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed June 15, 2007)
10	.1.32(b)†	Exhibits and Schedules to Credit and Guaranty Agreement among Reliant Energy, Inc., as Borrower, the Other Loan Parties referred to therein as guarantors, the lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Merrill Lynch Capital Corporation and ABN AMRO Bank N.V., as Joint Bookrunners with respect to the Revolving Credit Facility and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Merrill Lynch Capital Corporation, and Bear Sterns & Co. Inc., as Joint Bookrunners with respect to the Pre-Funded L/C Facility, dated at June 12, 2007 (Incorporated herein by reference to Exhibit 10.34B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.33	Schedule identifying substantially identical agreements to Pass Through Trust Agreement constituting Exhibit 10.1.35 (Incorporated herein by reference to Exhibit 4.4b to the RRI Energy Mid-Atlantic Power Holdings, LLC Registration Statement on Form S-4, Registration No. 333-51464)

Exhibit
No.		Exhibit Name

10	.1.34	Participation Agreement among Conemaugh Lessor Genco LLC, as Owner Lessor, Reliant Energy Mid-Atlantic Power Holdings, LLC, as Facility Lessee, Wilmington Trust Company, as Lessor Manager, PSEGR Conemaugh Generation, LLC, as Owner Participant, (v) Bankers Trust Company, as Lease Indenture Trustee, and (vi) Bankers Trust Company, as Pass Through Trustee, dated at August 24, 2000 (Incorporated herein by reference to Exhibit 4.5a to the RRI Energy Mid-Atlantic Power Holdings, LLC Registration Statement on Form S-4, Registration No. 333-51464)
10	.1.35	Schedule identifying substantially identical agreements to Participation Agreement constituting Exhibit 10.1.37 (Incorporated herein by reference to Exhibit 4.5b to the RRI Energy Mid-Atlantic Power Holdings, LLC Registration Statement on Form S-4, Registration No. 333-51464)
10	.1.36(a)	First Amendment to Participation Agreement constituting Exhibit 10.1.37, dated at November 15, 2001 (Incorporated herein by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K filed March 15, 2006)
10	.1.36(b)	Exhibit M to First Amendment to Participation Agreement constituting Exhibit 10.1.36(a), dated at November 15, 2001 (Incorporated herein by reference to Exhibit 10.41B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.37	Schedule identifying substantially identical agreements to First Amendment to Participation Agreement constituting Exhibit 10.1.36(a) (Incorporated herein by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K filed March 15, 2006)
10	.1.38	Second Amendment to Participation Agreement, dated at June 18, 2003 (Incorporated herein by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K filed March 15, 2006)
10	.1.39	Schedule identifying substantially identical agreements to Second Amendment to Participation Agreement constituting Exhibit 10.1.38 (Incorporated herein by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K filed March 15, 2006)
10	.1.40(a)	Purchase and Sale Agreement by and between Orion Power Holdings, Inc., Reliant Energy, Inc., Great Lakes Power Inc. and Brascan Corporation, dated at May 18, 2004 (Incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed May 21, 2004, File No. 001-16455)
10	.1.40(b)	Schedules to Purchase and Sale Agreement by and between Orion Power Holdings, Inc., Reliant Energy, Inc., Great Lakes Power Inc. and Brascan Corporation, dated at May 18, 2004 (Incorporated herein by reference to Exhibit 10.47B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.41(a)	Purchase and Sale Agreement between Orion Power Holdings, Inc., as Seller, Reliant Energy, Inc., as Guarantor, and Astoria Generating Company Acquisitions, L.L.C., as Buyer, dated at September 30, 2005 (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed October 6, 2005, File No. 001-16455)
10	.1.41(b)	Exhibits and Schedules to Purchase and Sale Agreement between Orion Power Holdings, Inc., as Seller, Reliant Energy, Inc., as Guarantor, and Astoria Generating Company Acquisitions, L.L.C., as Buyer, dated at September 30, 2005 (Incorporated herein by reference to Exhibit 10.48B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.1.42	Guarantee by NRG Energy, Inc., as Guarantor, in favor of Reliant Energy, Inc., dated at February 28, 2009 (Incorporated herein by reference to Exhibit 10.84 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)
10	.1.43	Credit Agreement among Mirant North America, LLC, JPMorgan Chase Bank, N.A as administrative agent and Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., as co-syndication agents, dated at January 3, 2006 (Incorporated herein by reference to Exhibit 10.2 to the Mirant Corporation Quarterly Report on Form 10-Q filed November 6, 2009)
10	.1.44(a)	Guaranty Agreement (Dickerson L1) between Southern Energy, Inc. and Dickerson OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.21(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.1.44(b)	Schedule identifying substantially identical agreements to Guaranty Agreement constituting Exhibit 10.1.45(a) (Incorporated herein by reference to Exhibit 10.21(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)

Exhibit
No.		Exhibit Name

10	.1.45(a)	Guaranty Agreement (Morgantown L1) between Southern Energy, Inc. and Morgantown OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.22(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.1.45(b)	Schedule identifying substantially identical agreements to Guaranty Agreement constituting Exhibit 10.1.45(a) (Incorporated herein by reference to Exhibit 10.22(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.1.46	Credit Agreement by and among RRI Energy, Inc., JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities, Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, The Royal Bank of Scotland plc, the other lenders from time to time party thereto and, from and after the closing date of the merger, Mirant Americas, Inc. (to be renamed GenOn Americas, Inc. on the closing date of the merger), dated at September 20, 2010 (Incorporated herein by reference to the Mirant Corporation Quarterly Report on Form 10-Q filed November 5, 2010)
10	.1.47	Purchase Agreement by and among RRI Energy, Inc., Mirant Corporation, GenOn Escrow Corp. and J.P. Morgan Securities LLC, as representative of the several initial purchasers, dated at September 20, 2010 (Incorporated herein by reference to the Mirant Corporation Quarterly Report on Form 10-Q filed November 5, 2010)
10	.1.48	Credit Agreement among Mirant Marsh Landing, LLC, the Royal Bank of Scotland PLC, as administrative agent and Deutsche Bank Trust Company Americas, as Collateral Agent and Depository Bank, dated as of October 8, 2010 (Incorporated herein by reference to Exhibit 10.1.48 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.1.49	Security Agreement between Mirant Marsh Landing, LLC and Deutsche Bank Trust Company Americas, as Collateral Agent, dated as of October 8, 2010 (Incorporated herein by reference to Exhibit 10.1.49 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.1.50	Pledge Agreement among Marsh Landing Holdings, LLC, Mirant Marsh Landing, LLC and Deutsche Bank Trust Company Americas, as Collateral Agent, dated at October 8, 2010 (Incorporated herein by reference to Exhibit 10.1.50 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.1.51	Collateral Agency and Intercreditor Agreement among Mirant Marsh Landing, LLC, The Royal Bank of Scotland PLC, as administrative agent, and Deutsche Bank Trust Company Americas, as Collateral Agent and Depository Bank, dated at October 8, 2010 (Incorporated herein by reference to Exhibit 10.1.51 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.1.52	Equity Contribution Agreement among Mirant Corporation, Mirant Marsh Landing, LLC, The Royal Bank of Scotland PLC, as administrative agent, and Deutsche Bank Trust Company Americas, as Collateral Agent, dated as of October 8, 2010 (Incorporated herein by reference to Exhibit 10.1.52 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.2.1	Registrant’s Transition Stock Plan, effective at May 4, 2001 (Incorporated herein by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K filed April 15, 2002, File No. 001-16455)
10	.2.2	Registrant’s 2002 Stock Plan, effective at March 1, 2002 (Incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-86610)
10	.2.3	Registrant’s Annual Incentive Compensation Plan, effective at January 1, 2001 (Incorporated herein by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K filed April 15, 2002, File No. 001-16455)
10	.2.4	First Amendment to Registrant’s Annual Incentive Compensation Plan, dated at September 27, 2007 (Incorporated herein by reference to Exhibit 10.44 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)
10	.2.5	Registrant’s 2002 Annual Incentive Compensation Plan for Executive Officers, effective at March 1, 2002 (Incorporated herein by reference to Appendix I to the Registrant’s 2002 Proxy Statement on Schedule 14A filed April 30, 2002, File No. 001-16455)
10	.2.6	First Amendment to Registrant’s 2002 Annual Incentive Compensation Plan for Executive Officers, dated at September 27, 2007 (Incorporated herein by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)

Exhibit
No.		Exhibit Name

10	.2.7	Long-Term Incentive Plan of Registrant, effective at January 1, 2001 (Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K filed April 15, 2002, File No. 001-16455)
10	.2.8	Registrant’s 2002 Long-Term Incentive Plan, effective at June 6, 2002 (Incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-86612)
10	.2.9	Registrant’s Deferral Plan, effective at January 1, 2002 (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-74790)
10	.2.10	First Amendment to Registrant’s Deferral Plan, effective at January 14, 2003 (Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed March 8, 2004, File No. 001-16455)
10	.2.11	Second Amendment to Registrant’s Deferral Plan, effective at December 31, 2004 (Incorporated herein by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)
10	.2.12	Registrant’s Deferral and Restoration Plan, effective at January 1, 2005 (Incorporated herein by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)
10	.2.13	Registrant’s Successor Deferral Plan, effective at January 1, 2002 (Incorporated herein by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K filed March 15, 2005, File No. 001-16455)
10	.2.14	Registrant’s Deferred Compensation Plan, effective at September 1, 1985, including the first nine amendments thereto (This is now a part of the plan listed as Exhibit 10.2.14) (Incorporated herein by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form S-1/A Amendment No. 8, Registration No. 333-48038)
10	.2.15	Registrant’s Deferred Compensation Plan, as amended and restated effective at January 1, 1989, including the first nine amendments thereto (This is now a part of the plan listed as Exhibit 10.2.14) (Incorporated herein by reference to Exhibit 10.26 to the Registrant’s Registration Statement on Form S-1/A Amendment No. 8, Registration No. 333-48038)
10	.2.16	Registrant’s Deferred Compensation Plan, as amended and restated effective at January 1, 1991, including the first ten amendments thereto (This is now a part of the plan listed as Exhibit 10.2.14) (Incorporated herein by reference to Exhibit 10.27 to the Registrant’s Registration Statement on Form S-1/A Amendment No. 8, Registration No. 333-48038)
10	.2.17	Registrant’s Benefit Restoration Plan, as amended and restated effective at July 1, 1991, including the first amendment thereto (This is now a part of the plan listed as Exhibit 10.2.14) (Incorporated herein by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1/A Amendment No. 8, Registration No. 333-48038)
10	.2.18(a)	Key Employee Award Program 2004-2006 of Registrant’s 2002 Long-Term Incentive Plan and the Form of Agreement for Key Employee Award Program, effective at February 13, 2004 (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 4, 2004, File No. 001-16455)
10	.2.18(b)	Exhibit B to Key Employee Award Program 2004-2006 of the Registrant’s 2002 Long-Term Incentive Plan and the Form of Agreement for Key Employee Award Program, effective at February 13, 2004 (Incorporated herein by reference to Exhibit 10.68B to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.2.19	First Amendment to the Key Employee Award Program, effective at August 10, 2005 (Incorporated herein by reference to Exhibit 10.44 to the Registrant’s Annual Report on Form 10-K filed March 15, 2006)
10	.2.20	Form of 2002 Stock Plan Nonqualified Stock Option Award Agreement, 2003 Grants (Incorporated herein by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K filed March 15, 2005, File No. 001-16455)
10	.2.21	Form of Change in Control Agreement for CEO, CFO and COO (Incorporated herein by reference to Exhibit 10.61 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)

Exhibit
No.		Exhibit Name

10	.2.22	Form of Change in Control Agreement for certain officers other than CEO, CFO and COO (Incorporated herein by reference to Exhibit 10.62 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)
10	.2.23	Registrant’s Executive Severance Plan, effective at January 1, 2006 (Incorporated herein by reference to Exhibit 10.57 to the Registrant’s Annual Report on Form 10-K filed March 15, 2006)
10	.2.24	First Amendment to Registrant’s Executive Severance Plan, dated at September 27, 2007 (Incorporated herein by reference to Exhibit 10.64 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)
10	.2.25	Form of Registrant’s 2002 Long-Term Incentive Plan Nonqualified Stock Option Award Agreement (Incorporated herein by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K filed March 15, 2005, File No. 001-16455)
10	.2.26	Form of Registrant’s 2002 Long-Term Incentive Plan Restricted Stock Award Agreement (Incorporated herein by reference to Exhibit 10.54 to the Registrant’s Annual Report on Form 10-K filed March 15, 2005, File No. 001-16455)
10	.2.27	Reliant Energy, Inc. Non-Employee Directors’ Compensation Program, effective at October 13, 2008 (Incorporated herein by reference to Exhibit 10.72 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)
10	.2.28	2002 Long-Term Incentive Plan 2008 Long-Term Incentive Award Program for Officers (Form of Agreement included with Program) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed May 1, 2008)
10	.2.29	2002 Long-Term Incentive Plan 2007 Long-Term Incentive Award Program for Officers (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed May 3, 2007)
10	.2.30	Form of 2002 Long-Term Incentive Plan 2007 Long-Term Incentive Award Agreement for Officers (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed May 3, 2007)
10	.2.31	2002 Long-Term Incentive Plan 2007 Long-Term Incentive Award Agreement for Mark Jacobs (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed August 2, 2007)
10	.2.32	2002 Long-Term Incentive Plan Amendment to Nonqualified Stock Option Award Agreement by and between Reliant Energy, Inc. and Joel V. Staff, dated at May 16, 2007 — March 12, 2003 grant (Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed August 2, 2007)
10	.2.33	2002 Long-Term Incentive Plan Amendment to Nonqualified Stock Option Award Agreement by and between Reliant Energy, Inc. and Joel V. Staff, dated at May 16, 2007 — May 8, 2003 grant (Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed August 2, 2007)
10	.2.34	2002 Long-Term Incentive Plan Amendment to Nonqualified Stock Option Award Agreement by and between Reliant Energy, Inc. and Joel V. Staff, dated at May 16, 2007 — August 23, 2003 grant (Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed August 2, 2007)
10	.2.35	2002 Long-Term Incentive Plan Amendment to Key Employee Award Program 2004-2006 Agreement by and between Reliant Energy, Inc. and Joel V. Staff, dated at May 16, 2007 — February 13, 2004 grant (Incorporated herein by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q filed August 2, 2007)
10	.2.36	2002 Long-Term Incentive Plan Long-Term Incentive Award Agreement for Rick J. Dobson (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed November 8, 2007)
10	.2.37	2002 Long-Term Incentive Plan Long-Term Incentive Award Agreement for Albert H. Myres, Sr. (Incorporated herein by reference to Exhibit 10.77 to the Registrant’s Annual Report on Form 10-K filed February 26, 2008)

Exhibit
No.		Exhibit Name

10	.2.38	2002 Long-Term Incentive Plan Long-Term Incentive Award Agreement for Charles Griffey (Incorporated herein by reference to Exhibit 10.78 to the Registrant’s Annual Report on Form 10-K filed February 26, 2008)
10	.2.39	2009 Long Term Incentive Award Program for Officers and Form of Award Agreement (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 3, 2009)
10	.2.40	Non-Employee Directors’ Compensation Program, effective at June 19, 2009 (Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed August 3, 2009)
10	.2.41	Non-Employee Directors’ Compensation Program, effective at January 1, 2010 (Incorporated herein by reference to Exhibit 10.99 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.2.42	2002 Long Term Incentive Plan Form of Restricted Stock Unit Award Agreement for Directors (Incorporated herein by reference to Exhibit 10.100 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.2.43	Registrant’s 2002 Long Term Incentive Plan 2009 for Officers (Form of 2009 Long Term Incentive Award Agreement Included with Program) (Incorporated herein by reference to Exhibit 10.101 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.2.44	Omnibus Amendment to Registrant’s Executive Deferral, Incentive and Non-Qualified Plans effective at May 2, 2009 (amending plans filed as Exhibits 10.2.2, 10.2.3, 10.2.4, 10.2.6, 10.2.8, 10.2.9, 10.2.10, 10.2.13 and 10.2.14) (Incorporated herein by reference to Exhibit 10.104 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.2.45	Omnibus Amendment to Registrant’s Severance Plans effective at May 2, 2009 (amending plans filed as Exhibits 10.2.2, 10.2.3, 10.2.4, 10.2.6, 10.2.8, 10.2.9, 10.2.10, 10.2.13 and 10.2.14) (Incorporated herein by reference to Exhibit 10.105 to the Registrant’s Annual Report on Form 10-K filed February 25, 2010)
10	.2.46	Registrant’s 2002 Long Term Incentive Plan Form of 2010 Long-Term Incentive Award Agreement for Officers (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed May 6, 2010)
10	.2.47	Retention Incentive Agreement between RRI Energy, Inc. and Mark M. Jacobs, dated at April 22, 2010 (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-4, File No. 333-167192)
10	.2.48	Amendment to Change in Control Agreement, dated at April 11, 2010, between RRI Energy, Inc. and Mark M. Jacobs (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-4, File No. 333-167192)
10	.2.49	Amendment to Change in Control Agreement, dated at April 11, 2010, between RRI Energy, Inc. and Michael L. Jines (Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-4, File No. 333-167192)
10	.2.50	Form of Mirant Corporation Stock Option Award Agreement (Incorporated herein by reference to Exhibit 10.1 to the Mirant Corporation Current Report on Form 8-K filed November 16, 2006)
10	.2.51	Form of Mirant Corporation Restricted Stock Unit Award Agreement (Incorporated herein by reference to Exhibit 10.2 to the Mirant Corporation Current Report on Form 8-K filed November 16, 2006)
10	.2.52	Description of Mirant Corporation special bonus plan (Incorporated herein by reference to the Mirant Corporation Current Report on Form 8-K filed October 11, 2006)
10	.2.53	Mirant Corporation 2006 Non-Employee Directors Compensation Plan, as amended at August 7, 2008 (Incorporated herein by reference to Exhibit 10.1 to the Mirant Corporation Quarterly Report on Form 10-Q filed November 7, 2008)
10	.2.54	Mirant Corporation 2006 Short-term Incentive Plan Description (Incorporated herein by reference to Exhibit 10.55 to the Mirant Corporation Annual Report on Form 10-K filed March 14, 2006)
10	.2.55	Form of Stock Option Award Agreement (Incorporated herein by reference to Exhibit 10.1 to the Mirant Corporation Current Report on Form 8-K filed January 18, 2006, File No. 001-16107)

Exhibit
No.		Exhibit Name

10	.2.56	Mirant Corporation Form of Restricted Stock Unit Award Agreement (Incorporated herein by reference to Exhibit 10.2 to the Mirant Corporation Current Report on Form 8-K filed January 18, 2006)
10	.2.57	Mirant Corporation 2005 Omnibus Incentive Compensation Plan, effective December 2005 (Incorporated herein by reference to Exhibit 10.1 to the Mirant Corporation Current Report on Form 8-K filed January 3, 2006, File No. 001-16107)
10	.2.58	Second Amended and Restated Mirant Services Supplemental Executive Retirement Plan, effective at January 1, 2009 (Incorporated herein by reference to Exhibit 10.18 to the Mirant Corporation Annual Report on Form 10-K filed February 27, 2009)
10	.2.59	Mirant Corporation Deferred Compensation Plan, effective at April 1, 2006 (Incorporated herein by reference to Exhibit 10.23 to the Mirant Corporation Annual Report on Form 10-K filed March 14, 2006)
10	.2.60	First Amendment to the 2006 Mirant Corporation Deferred Compensation Plan, effective at January 1, 2009 (Incorporated herein by reference to Exhibit 10.20 to the Mirant Corporation Annual Report on Form 10-K filed February 27, 2009)
10	.2.61	Mirant Services Supplemental Benefit (Savings) Plan, amended and restated effective at January 1, 2009 (Incorporated herein by reference to Exhibit 10.21 to the Mirant Corporation Annual Report on Form 10-K filed February 27, 2009)
10	.2.62	Mirant Services Supplemental Benefit (Pension) Plan, amended and restated effective at January 1, 2009 (Incorporated herein by reference to Exhibit 10.22 to the Mirant Corporation Annual Report on Form 10-K filed February 27, 2009)
10	.2.63	Form of Amended and Restated Mirant Corporation Deferred Compensation Plan for Directors and Select Employees (Incorporated herein by reference to Exhibit 10.55 to the Mirant Corporation Annual Report on Form 10-K filed March 11, 2002, File No. 001-16107)
10	.2.64	First Amendment to the Mirant Corporation Deferred Compensation Plan for Directors and Select Employees (Incorporated herein by reference to Exhibit 10.56 to the Mirant Corporation Annual Report on Form 10-K filed March 11, 2002, File No. 001-16107)
10	.2.65	Second Amendment to the Mirant Corporation Deferred Compensation Plan for Directors and Select Employees, effective at July 30, 2003 (Incorporated herein by reference to Exhibit 10.87 to the Mirant Corporation Quarterly Report on Form 10-Q filed October 28, 2003, File No. 001-16107)
10	.2.66	Third Amendment to the Mirant Corporation Deferred Compensation Plan for Directors and Select Employees, effective at August 27, 2004 (Incorporated herein by reference to Exhibit 10.43 to the Mirant Corporation Annual Report on Form 10-K filed March 15, 2005, File No. 001-16107)
10	.2.67	Fourth Amendment to the Mirant Corporation Deferred Compensation Plan for Directors and Select Employees, effective at December 8, 2005 (Incorporated herein by reference to Exhibit 10.22 to the Mirant Corporation Annual Report on Form 10-K filed March 14, 2006, File No. 001-16107)
10	.2.68	Mirant Services Severance Pay Plan (as amended and restated effective at July 1, 2008) (Incorporated herein by reference to Exhibit 10.43 to the Mirant Corporation Annual Report on Form 10-K filed February 26, 2010)
10	.2.69	First Amendment to the Mirant Services Severance Pay Plan (Incorporated herein by reference to Exhibit 10.44 to the Mirant Corporation Annual Report on Form 10-K filed February 26, 2010)
10	.2.70	First Amendment to the Second Amended and Restated Mirant Services Supplemental Executive Retirement Plan (Incorporated herein by reference to Exhibit 10.45 to the Mirant Corporation Annual Report on Form 10-K filed February 26, 2010)
10	.2.71	First Amendment to the Mirant Services Supplemental Benefit (Pension) Plan (Incorporated herein by reference to Exhibit 10.46 to the Mirant Corporation Annual Report on Form 10-K filed February 26, 2010)
10	.2.72	Mirant Corporation Change In Control Severance Plan (Incorporated herein by reference to Exhibit 10.47 to the Mirant Corporation Annual Report on Form 10-K filed February 26, 2010)

Exhibit
No.		Exhibit Name

10	.2.73	GenOn Energy, Inc. 2010 Non-Employee Directors Compensation Plan, effective at December 3, 2010 (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed December 7, 2010)
10	.2.74	Amended and Restated Mirant Services Severance Pay Plan, as amended on April 1, 2010 (Incorporated herein by reference to the Mirant Corporation Quarterly Report on Form 10-Q filed August 6, 2010)
10	.2.75	Employment Agreement between Edward R. Muller and RRI Energy, Inc., dated at April 11, 2010 (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-4, File No. 333-167192)
10	.2.76	Offer Letter of Employment Agreement between Mirant Corporation and Anne M. Cleary, dated at April 11, 2010 (Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-4, File No. 333-167192)
10	.2.77	Offer Letter of Employment Agreement between Mirant Corporation and Robert Gaudette, dated at April 11, 2010 (Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-4, File No. 333-167192)
10	.2.78	Offer Letter of Employment Agreement between Mirant Corporation and J. William Holden, III, dated at April 11, 2010 (Incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-4, File No. 333-167192)
10	.2.79	GenOn Energy, Inc. 2010 Omnibus Incentive Plan (Incorporated herein by reference to the Registrant’s Registration Statement on Form S-8, filed December 3, 2010, Registration No. 333-170952)
10	.2.80	Omnibus Amendment to Registrant’s Executive Deferral, Incentive and Non-Qualified Plans effective at December 3, 2010 (amending plans filed as Exhibits 10.2.2, 10.2.3, 10.2.4, 10.2.6, 10.2.8, 10.2.9, 10.2.10, 10.2.13 and 10.2.14) (Incorporated herein by reference to Exhibit 10.2.80 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.2.81	Registrant’s Deferral and Restoration Plan, as amended and restated effective at January 1, 2011 (amending plan filed as Exhibit 10.2.12) (Incorporated herein by reference to Exhibit 10.2.81 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.2.82	Termination Amendment to Registrant’s 2002 Stock Plan effective at December 3, 2010 (amending plan filed as Exhibit 10.2.2) (Incorporated herein by reference to Exhibit 10.2.82 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.2.83	Termination Amendment to Registrant’s 2002 Long-Term Incentive Plan effective at December 3, 2010 (amending plan filed as Exhibit 10.2.8) (Incorporated herein by reference to Exhibit 10.2.83 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.2.84	Termination Amendment to Registrant’s Transition Stock Plan effective at December 3, 2010 (amending plan filed as Exhibit 10.2.1) (Incorporated herein by reference to Exhibit 10.2.84 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.2.85	Termination Amendment Registrant’s Long-Term Incentive Plan effective at December 3, 2010 (amending plan filed as Exhibit 10.2.7) (Incorporated herein by reference to Exhibit 10.2.85 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.2.86	Second Amendment to the Mirant Services Supplemental Benefit (Pension) Plan effective at January 1, 2010 (amending plan filed as Exhibit 10.2.62) (Incorporated herein by reference to Exhibit 10.2.86 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.2.87	Second Amendment to the Second Amended and Restated Mirant Services Supplemental Executive Retirement Plan effective at January 1, 2010 (amending plan filed as Exhibit 10.2.70) (Incorporated herein by reference to Exhibit 10.2.87 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.2.88	Termination Amendment to Mirant Services Supplemental Benefit (Savings) Plan effective at December 31, 2010 (amending plan filed as Exhibit 10.2.61) (Incorporated herein by reference to Exhibit 10.2.88 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
10	.2.89	Retention Agreement between GenOn Energy, Inc. and Thomas C. Livengood, dated February 7, 2011 (Incorporated herein by reference to Exhibit 10.2.89 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)

Exhibit
No.		Exhibit Name

10	.3.1	Facility Lease Agreement between Conemaugh Lessor Genco LLC and Reliant Energy Mid-Atlantic Power Holdings, LLC, dated at August 24, 2000 (Incorporated herein by reference to Exhibit 4.6a to the RRI Energy Mid-Atlantic Power Holdings, LLC Registration Statement on Form S-4, Registration No. 333-51464)
10	.3.2	Schedule identifying substantially identical agreements to Facility Lease Agreement constituting Exhibit 10.3.1 (Incorporated herein by reference to Exhibit 4.6b to the RRI Energy Mid-Atlantic Power Holdings, LLC Registration Statement on Form S-4, Registration No. 333-51464)
10	.3.3	Lease Indenture of Trust, Mortgage and Security Agreement between Conemaugh Lessor Genco LLC, as Owner Lessor, and Bankers Trust Company, as Lease Indenture Trustee, dated at August 24, 2000 (Incorporated herein by reference to Exhibit 4.8a to the RRI Energy Mid-Atlantic Power Holdings, LLC Registration Statement on Form S-4, Registration No. 333-51464)
10	.3.4	Schedule identifying substantially identical agreements to Lease Indenture of Trust constituting Exhibit 10.3.3 (Incorporated herein by reference to Exhibit 4.8b to the RRI Energy Mid-Atlantic Power Holdings, LLC Registration Statement on Form S-4, Registration No. 333-51464)
10	.3.5(a)	Facility Site Lease Agreement and Easement Agreement (L1) between Southern Energy Mid-Atlantic, LLC, Dickerson OL1 LLC and Southern Energy MD Ash Management, LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.5(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.5(b)	Schedule identifying substantially identical agreements to Facility Site Lease Agreement constituting Exhibit 10.3.12(a) (Incorporated herein by reference to Exhibit 10.5(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.6(a)	Facility Site Lease Agreement (L1) between Southern Energy Mid-Atlantic, LLC, Morgantown OL1 LLC and Southern Energy MD Ash Management, LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.6(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.6(b)	Schedule identifying substantially identical agreements to Facility Site Lease Agreement constituting Exhibit 10.3.13(a) (Incorporated herein by reference to Exhibit 10.6(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.7(a)	Facility Site Sublease Agreement (L1) between Southern Energy Mid-Atlantic, LLC, Dickerson OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.7(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.7(b)	Schedule identifying substantially identical agreements to Facility Site Sublease Agreement constituting Exhibit 10.3.14(a) (Incorporated herein by reference to Exhibit 10.7b to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.8(a)	Facility Site Sublease Agreement (L1) between Southern Energy Mid-Atlantic, LLC, Morgantown OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.8a to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.8(b)	Schedule identifying substantially identical agreements to Facility Site Sublease Agreement constituting Exhibit 10.3.15(a) (Incorporated herein by reference to Exhibit 10.8(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.9(a)	Shared Facilities Agreement between Southern Energy Mid-Atlantic, LLC, Dickerson OL1 LLC, Dickerson OL2 LLC, Dickerson OL3 LLC, and Dickerson OL4 LLC, dated at December 18, 2000 (Incorporated herein by reference to Exhibit 10.15a to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.9(b)	Shared Facilities Agreement between Southern Energy Mid-Atlantic, LLC, Morgantown OL1 LLC, Morgantown OL2 LLC, Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC, Morgantown OL6 LLC, and Morgantown OL7 LLC, dated at December 18, 2000 (Incorporated herein by reference to Exhibit 10.15(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.10(a)	Assignment and Assumption Agreement between Southern Energy Mid-Atlantic, LLC, Dickerson OL1 LLC, Dickerson OL2 LLC, Dickerson OL3 LLC, and Dickerson OL4 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.16(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)

Exhibit
No.		Exhibit Name

10	.3.10(b)	Assignment and Assumption Agreement between Southern Energy Mid-Atlantic, LLC, Morgantown OL1 LLC, Morgantown OL2 LLC, Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC, Morgantown OL6 LLC, and Morgantown OL7 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.16(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.11(a)	Ownership and Operation Agreement between Dickerson OL1 LLC, Dickerson OL2 LLC, Dickerson OL3 LLC, Dickerson OL4 LLC, and Southern Energy Mid-Atlantic, LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.17(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.11(b)	Ownership and Operation Agreement between Morgantown OL1 LLC, Morgantown OL2 LLC, Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC, Morgantown OL6 LLC, Morgantown OL7 LLC, and Southern Energy Mid-Atlantic, LLC, dated at December 18, 2000 (Incorporated herein by reference to Exhibit 10.17(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.12(a)	Facility Site Lease Agreement and Easement Agreement (L1) between Southern Energy Mid-Atlantic, LLC, Dickerson OL1 LLC and Southern Energy MD Ash Management, LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.5(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.12(b)	Schedule identifying substantially identical agreements to Facility Site Lease Agreement constituting Exhibit 10.3.12(a) (Incorporated herein by reference to Exhibit 10.5(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.13(a)	Facility Site Lease Agreement (L1) between Southern Energy Mid-Atlantic, LLC, Morgantown OL1 LLC and Southern Energy MD Ash Management, LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.6(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.13(b)	Schedule identifying substantially identical agreements to Facility Site Lease Agreement constituting Exhibit 10.3.13(a) (Incorporated herein by reference to Exhibit 10.6(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.14(a)	Facility Site Sublease Agreement (L1) between Southern Energy Mid-Atlantic, LLC, Dickerson OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.7(a) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.14(b)	Schedule identifying substantially identical agreements to Facility Site Sublease Agreement constituting Exhibit 10.3.14(a) (Incorporated herein by reference to Exhibit 10.7b to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.15(a)	Facility Site Sublease Agreement (L1) between Southern Energy Mid-Atlantic, LLC, Morgantown OL1 LLC, dated at December 19, 2000 (Incorporated herein by reference to Exhibit 10.8a to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.3.15(b)	Schedule identifying substantially identical agreements to Facility Site Sublease Agreement constituting Exhibit 10.3.15(a) (Incorporated herein by reference to Exhibit 10.8(b) to the Mirant Mid-Atlantic, LLC Registration Statement on Form S-4, Registration No. 333-61668)
10	.4.1	Agreement Regarding Prosecution of Litigation by and among Merrill Lynch Commodities, Inc., Merrill Lynch & Co., Inc., Reliant Energy Power Supply, LLC, RERH Holdings, LLC, Reliant Energy Retail Holdings, LLC, Reliant Energy Retail Services, LLC, RE Retail Receivables, LLC and Reliant Energy Solutions East, LLC, dated at February 28, 2009 (Incorporated herein by reference to Exhibit 10.85 to the Registrant’s Annual Report on Form 10-K filed March 2, 2009)
10	.4.2†	Engineering, Procurement and Construction Agreement, dated at July 30, 2007, between Mirant Mid-Atlantic, LLC, Mirant Chalk Point, LLC and Stone & Webster, Inc. (Incorporated herein by reference to Exhibit 10.1 to the Mirant Corporation Quarterly Report on Form 10-Q filed November 6, 2009)
10	.4.3	Settlement Agreement and Release by and between Mirant Corporation and PEPCO, dated at May 30, 2006 (Incorporated herein by reference to Exhibit 10.1 to the Mirant Corporation Current Report on Form 8-K filed May 31, 2006)

Exhibit
No.		Exhibit Name

10	.4.4	Engineering, Procurement and Construction Agreement between Mirant Marsh Landing, LLC and Kiewit Power Constructors Co., dated at May 6, 2010 (Incorporated herein by reference to Exhibit 10.1 to the Mirant Corporation Quarterly Report on Form 10-Q filed August 6, 2010)
12	.1*	Statement of Computation of Ratio of Earnings to Fixed Charges
21.1		Subsidiaries of Registrant (Incorporated herein by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed March 1, 2011)
23	.1*	Consent of KPMG LLP, dated at March 29, 2011
24.1		Powers of Attorney (included on signature page)
25	.1*	Statement of Wilmington Trust Company, as Trustee, under the Trust Indenture Act of 1939, as amended, regarding the Indenture
99	.1*	Form of Letter of Transmittal
99	.2*	Form of Letter to Brokers, Dealers and Other Nominees
99	.3*	Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant From Beneficial Owner

*	Filed herewith.

†	The Registrant has requested confidential treatment for certain portions of this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.